EXHIBIT 10.1

DATED  NOVEMBER 11, 2009

WUHAN BLOWER CO., LTD.
武汉鼓风机有限公司
as Borrower A

WUHAN GENERATING EQUIPMENT CO., LTD.
武汉发电设备制造有限公司
as Borrower B

WUHAN XINGELIN MACHINERY EQUIPMENT MANUFACTURING CO., LTD.
武汉鑫格林环保设备有限公司
as Borrower C

THE BANKS AND OTHER FINANCIAL INSTITUTIONS
named herein as Lenders

STANDARD CHARTERED BANK (CHINA) LIMITED, GUANGZHOU BRANCH
渣打银行（中国）有限公司广州分行
as Facility Agent

STANDARD CHARTERED BANK (CHINA) LIMITED, GUANGZHOU BRANCH
渣打银行（中国）有限公司广州分行
as Security Agent

UNIVERSE FAITH GROUP LTD.
as Guarantor A

WUHAN GENERAL GROUP (CHINA), INC.
武汉通用集团（中国）有限公司
as Guarantor B

MR. XU JIE
徐杰
as Guarantor C

_______________________________________________
LOAN AGREEMENT

RMB 303,100,000

TERM LOAN FACILITY
_______________________________________________

CONTENTS

THIS AGREEMENT is made on the 11th day of November, 2009

BETWEEN:

WUHAN BLOWER CO., LTD. (武汉鼓风机有限公司), a corporation with limited liability incorporated under the laws of the People’s Republic of China with its principal place of business at Canglongdao Science Park, Miao Shan Development Zone, Jiangxia District, Wuhan, Hubei (湖北省武汉市江夏区庙山开发区藏龙岛科技园区) as Borrower A (the “Borrower A”);

WUHAN GENERATING EQUIPMENT CO., LTD. (武汉发电设备制造有限公司), a corporation with limited liability incorporated under the laws of the People’s Republic of China with its principal place of business at Canglongdao Science Park of Jiangxia District, Wuhan, Hubei (湖北省武汉市江夏区藏龙岛科技园区) as Borrower B (the “Borrower B”);

WUHAN XINGELIN MACHINERY EQUIPMENT MANUFACTURING CO., LTD. (武汉鑫格林环保设备有限公司), a corporation with limited liability incorporated under the laws of the People’s Republic of China with its principal place of business at No. 272, Chechengdong Road, Wuhan Economic and Technology Development Zone (武汉经济技术开发区车城东路272号) as Borrower C (the “Borrower C”);

THE BANKS AND OTHER FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (collectively the “Lenders” and each a “Lender” respectively);

STANDARD CHARTERED BANK (CHINA) LIMITED, GUANGZHOU BRANCH (渣打银行（中国）有限公司广州分行), a commercial bank duly incorporated and validly existing under the laws of the People’s Republic of China with its principal place of business at 10th Floor, International Finance Place, 8 Huaxia Road, Zhujiang New Town, Guangzhou 510623, China (中国广州珠江新城华夏路8号10层) as agent (the “Facility Agent”);

STANDARD CHARTERED BANK (CHINA) LIMITED, GUANGZHOU BRANCH (渣打银行（中国）有限公司广州分行), a commercial bank duly incorporated and validly existing under the laws of the People’s Republic of China with its principal place of business at 10th Floor, International Finance Place, 8 Huaxia Road, Zhujiang New Town, Guangzhou 510623, China (中国广州珠江新城华夏路8号10层) as security agent (the “Security Agent”);

UNIVERSE FAITH GROUP LTD., a corporation with limited liability incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands as Guarantor A (the “Guarantor A”);

WUHAN GENRAL GROUP (CHINA), INC. (武汉通用集团（中国）有限公司), a corporation with limited liability incorporated under the laws of the State of Nevada  with its principal            place of business at Canglongdao Science Park of East Lake Technology Development Zone Wuhan, Hubei, China (中国湖北武汉东湖新技术开发区藏龙岛科技园) as Guarantor B (the “Guarantor B”); and

MR. XU JIE, a citizen of the People’s Republic of China (ID Card No. 420106196112115216) with his residence address at No. 191-603 Huang Jia Dian, Hong Shan District, Wuhan as Guarantor C (the “Guarantor C”).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions.

In this Agreement, unless the context requires otherwise:

“Account Receivable Assignment” means the assignment of receivables with balance over RMB 5,000,000 for Borrower A, RMB 10,000,000 for Borrower B and RMB 5,000,000 for Borrower C outstanding at the time of Closing and the assignment of receivable with balance over RMB 5,000,000 for Borrower A, RMB 10,000,000 for Borrower B and RMB 5,000,000 for Borrower C at any time after the Closing executed by each of the Co-borrowers as a security in favour of the Lenders for all or any part of the Co-borrowers’ obligations under this Agreement, in form and substance satisfactory to the Lenders.  For avoidance of doubt, the assignment of receivables by Borrower A and Borrower B shall refer to the receivables from any of the customers of Borrower A and Borrower B and the assignment of receivables by Borrower C shall refer to the receivables from the external customers of Borrower C other than Borrower A and Borrower B;

“Advance” means each lending of a portion of the Commitments under the Facility pursuant to Clause 4 or, as the context may require, the principal amount advanced to the Co-borrowers on each such occasion;

“Assignee” means any person to whom an assignment of all or part of the rights of the Lender has taken effect in accordance with Clause 20.2;

“Availability Period” means (i) for Tranche A, the period commencing from the Closing and ending on the earlier of (a) the date falling three (3) months after Closing and (b) the date on which Tranche A is fully drawn, cancelled or terminated under the provisions of this Agreement; and (ii) for Tranche B, the period commencing from the Closing and ending on the earlier of (c) the date falling twelve (12) months after Closing and (d) the date on which Tranche B is fully drawn, cancelled and terminated under the provisions of this Agreement.

“Business Day” means a day on which banks are open for business in Guangzhou, PRC;

“Certificate of Land Use Right” means the certificate of land use right（土地使用权证） issued by a competent Land Bureau to any of the Co-borrowers, evidencing the Co-borrowers’ ownership of the land use right of the Property;

“Certificate of Real Estate Ownership” means the certificates of real estate ownership （房地产权证） issued by a competent Real Estate Administration Authority to any of the Co-borrowers, evidencing the Co-borrowers’ ownership of the Plant;

“Closing” means the closing of the transaction contemplated hereunder which will take place upon the signing of this Agreement and any other agreement entered into by the Facility Agent on behalf of the Lenders with the Co-borrowers on or before the signing of this Agreement.

“Co-borrowers” means Borrower A, Borrower B and Borrower C collectively.

“Commitment” means, in relation to each Lender, the principal amount set opposite that Lender’s name in Schedule 1 or, as the case may be, in any Novation Certificate, in each case as reduced by its Participation in Advances made from time to time or otherwise in accordance with this Agreement, being the maximum amount from time to time which that Lender is committed to make available under the Facility;

“CRC of PBOC” means the Credit Reference Center of PBOC.

“Drawdown Date” means the date when each Advance or the Loan should be made;

“Eligible Transferee” means a bank or other financial institution duly authorized to carry on its business and to participate in the Facility.

“Encumbrance” means any claim on any of the Co-borrowers’ assets and/or intangible properties, including:

(a)	any mortgage, charge, pledge, lien, hypothecation or other security interest or security arrangement of any kind;

(b)	any arrangement whereby any rights are subordinated to any rights of any third party; and

(c)	any contractual right of set-off;

“Equipment” means the equipment to be mortgaged in favour of the Lenders according to this Agreement;

“Event of Default” means any event or circumstance specified as such in Clause 13;

“Event of Force Majeure” means the events which are not foreseeable, avoidable and conquerable by one party and cause such party being incapable of performing the obligations under this Agreement, including but not limited to fire, flood, earthquake, storm, tsunami or other natural disaster, war, embargo, strike, riot, or other abnormal social phenomenon and governmental behaviours such as government control, expropriation or alteration of government policy and other situation stipulated by law;

“Facility” means the loan facility to be made available under this Agreement, comprising the Tranche A facility and the Tranche B facility;

“Facility Agent” means Standard Chartered Bank (China) Limited, Guangzhou Branch and its respective Assignor or successor thereafter which shall act as the facility agent for the transaction contemplated hereof in accordance with Clause 16 below.

“Final Repayment Date” means the date falling three (3) years after the first Drawdown Date of Tranche A and the Final Repayment Date for Tranche B shall match to the maturity of Tranche A;

“Finance Documents” means this Agreement (including its appendixes, amendments and/or riders), any Security Document and any other documents designated as such by any of the Finance Parties and any of the Co-borrowers and “Finance Document” means any one of them;

“Finance Parties” means the Facility Agent, the Security Agent and the Lenders and “Finance Party” means any one of them;

“Fixed Rate” means a fixed interest rate that will be paid for the term of this Facility.  The Fixed Rate will applicable to Tranche A will be determined at the time of the First Drawdown for Tranche A.  Should there be a Tranche B Fixed Rate then this rate will be determined at the time of Tranche B drawdown.

“Grant Contract” means the Contracts for Assignment of Land Use Right of State-owned Land （国有土地使用权出让合同）in relation to the land use right over the land located at Guanfeng Road, Canglongdao Science Park, Jiangxia District, Wuhan owed by Borrower A and the Contract for Assignment of Land Use Right of State-owned Land （国有土地使用权出让合同）in relation to the land use right over the land located at Plot 4MA of Wuhan Economic and Technology Development Zone owned by Borrower C;

“Guarantee” means the Deed of Guarantee issued by each of the Guarantors respectively;

“Guarantor A” means UNIVERSE FAITH GROUP LTD., a corporation with limited liability incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands;

“Guarantor B” means WUHAN GENRAL GROUP (CHINA), INC., a corporation with limited liability incorporated under the laws of the State of Vevada  with its principal place of business at Canglongdao Science Park of East Lake Technology Development Zone Wuhan, Hubei, China;

“Guarantor C” means MR. XU JIE, a citizen of the People’s Republic of China (ID Card No. 420106196112115216) with his residence address at No. 191-603 Huang Jia Dian, Hong Shan District, Wuhan;

“Guarantors” shall refer to Guarantor A, Guarantor B and Guarantor C;

“Insurance Assignment” means the assignment of the insurance in respect of the Property and Equipment, in form and substance satisfactory to the Lenders, executed or to be executed by each of the Co-borrowers in favour of the Lenders;

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to any Advance or the Loan, an interest period ascertained in accordance with Clause 5;

“Land Bureau” means Wuhan Jiangxia District Land Administration Bureau and Wuhan Economic and Technology Development Zone Land Administration Bureau or any of the same, as the case may be;

“Lender(s)”  means the banks and financial institutions listed in Schedule 1 as Lender(s) and each Assignee and Transferee but such term shall not include any Lender in respect of which (a) no amount is or may become owing to or by it under this Agreement and (b) whose Commitment has been cancelled or reduced to nil;

“Lending Office”  means, in relation to each Lender, its office at the address specified in Schedule 1 or such other office as may be selected by it from time to time pursuant to Clause 20.11;

“Loan” means the aggregate principal amount drawn and for the time being outstanding under the Facility;

“Majority Lenders” means at any time Lenders whose aggregate Participations in the Loan exceed 50% of the Loan or, if no Advance has yet been made, whose aggregate Commitments exceed 50% of all the Commitments;

“Material Adverse Effect” means, in the opinion of the Majority Lenders (acting reasonably), a material adverse effect on:

(a)	the ability of the Co-borrowers to perform its obligations under any of the Finance Documents to which it is or is to be a party;

(b)	the prospect of business, operations, assets or financial condition of the Co-borrowers; or

(c)	the validity or enforceability of any Finance Document, the value of any security under any Security Document or the rights or remedies of any Finance Party under the Finance Documents;

“MOC” means the relevant branch of the Ministry of Commerce of the PRC, or other relevant departments authorised by such Ministry to approve the establishment of Borrower A;

“Mortgage Registration Certificate” means the certificate of registration of other party’s rights （他项权利证明书）issued by the Land Bureau or Real Estate Administration Bureau or SAIC, evidencing registration of the Property Mortgage and/or Equipment Mortgage, as the case may be;

“Notice of Drawing” means a notice in the form set out in the Appendix I;

“Novation Certificate”  means a certificate substantially in the form of Schedule 2;

“PBOC” means the People’s Bank of China;

“Participation”  means in relation to each Lender, in respect of any amount owing to the Lenders hereunder, the proportion of such amount which is owing to that Lender and, in respect of an Advance, the proportion of that Advance which is to be made available by that Lender and “Participation in the Facility” shall be construed accordingly;

“Potential Event of Default” means any event or circumstances which with the giving of notice, the passage of time, any determination of materiality or the satisfaction of any applicable condition (or any combination of them) would become an Event of Default;

“PRC” means the People’s Republic of China;

“Property” means (i) the land use right on Guanfeng Road, Canglongdao Science Park, Jiangxia District, Wuhan with the Certificates of Land Use Right of Xia Guo Yong (2005) No. 204, Xia Guo Yong (2005) No.189, Xia Guo Yong (2007) No.385 and Xia Guo Yong (2005) No.386 owned by Borrower A; (ii) the land use right on Plot 4MA of Wuhan Economic and Technology Development Zone with the Certificate of Land Use Right of Wu Kai Guo Yong (2008) No. 23 owned by Borrower C; and (iii) the buildings with the Certificates of Real Estate Ownership of Wu Fang Quan Zheng Xia Zi No. 200505065, Wu Fang Quan Zheng Xia Zi No. 200402226, Wu Fang Quan Zheng Xia Zi No 200403909, Wu Fang Quan Zheng Xia Zi No. 200505066, Wu Fang Quan Zheng Xia Zi No. 200505064, Wu Fang Quan Zheng Xia Zi No. 200402224, Wu Fang Quan Zheng Xia Zi No. 200402225 and Wu Fang Quan Zheng Xia Zi No. 200803201 owned by Borrower A;

“Property Mortgage” means the mortgage over the Property known as land use right and real property mortgage “房地产抵押合同”, in form and substance satisfactory to the Lenders, executed or to be executed by Borrower A and Borrower C in favour of the Lenders;

“RMB” or “Renminbi” means the lawful currency for the time being of the PRC;

“Real Estate Administration Authority” means Wuhan Jiangxia District Real Estate Administration Authority and Wuhan Economic and Technology Development Zone Real Estate Administration Authority or any of the same, as the case may be;

“Relevant Hedge Transactions” means any swap, option, hedge transactions or arrangement (including the transaction between the inner departments or functions booked with the Lenders), or combination of the above participated by the Lenders in relation to the Facility hereunder for the purpose of hedging the Fixed Rate, foreign exchange or other risks exposure.

“SAIC” means the relevant branch of the State Administration of Industry and Commerce of the PRC;

“Security Agent” means Standard Chartered Bank (China) Limited, Guangzhou Branch and its respective Assignor or successor thereafter which shall act as the security agent for the transaction contemplated hereof in accordance with Clause 16 below.

“Security Documents” means the Guarantee issued by each of the Guarantors, Insurance Assignment, the Share Pledge, the Account Receivable Assignment, the Property Mortgage, the Equipment Mortgage, Trademarks Pledge and any other documents executed from time to time by whatever person as a further guarantee of or security for all or any part of the Co-borrowers’ obligations under this Agreement;

“Share Pledge” means the Pledge over Shares of Borrower B and Borrower C executed by Borrower A in favour of the Lenders as a security for all or any part of the Co-borrowers’ obligations under this Agreement, in form and substance satisfactory to the Lenders;

“Subsidiary” in relation to any company means any other company or other entity directly or indirectly under the control of the first-mentioned company; for this purpose “control” means ownership of more than fifty per cent (50%) of the voting share capital or equivalent right of ownership of such company or entity, or power to direct its policies and management whether by contract or otherwise and “Holding Company” in relation to any company means the company of which such last-mentioned company is a Subsidiary;

“Hedge Break Costs” means any loss, expenses or costs occur or will occur as a result of the close of position, termination, adjustment, replacement or procurement of any economical effect equal to the Relevant Hedge Transactions by the Lenders, which will be notified to the Co-borrowers by the Facility Agent.

“Title Deeds” means all title deeds and documents relating to the Property and any other documentary proof of Borrower A and Borrower C’s title and interest in the Property including the Certificate of Real Estate Ownership（房地产权证）;

“Trademarks” means the registered trademarks owned by Borrower A (Registration No. 4065933 and 4065932) and the registered trademark owned by Borrower B (Registration No. 6193546);

“Trademarks Pledge” means the Pledge over the Trademarks executed by Borrower A and Borrower B in favour of the Lenders as a security for all or any part of the Co-borrowers’ obligations under this Agreement, in form and substance satisfactory to the Lenders;

“Tranche A” means the facility of up to RMB 211,600,000 which is mainly to finance Borrower A’s and Borrower B’s existing bank debts and purchase of equipment to be used by Borrower B;

“Tranche B” means the facility of up to RMB 91,500,000 which is mainly to facilitate the new capex investments of Borrower C;

“Transferee” means an eligible Transferee to which all or any part of a Lenders’ rights, benefits and/or obligations under this Agreement have been transferred pursuant to Clause 20.2.

1.2	Construction. In this Agreement, unless the context requires otherwise, any reference to:

An “authorization” includes any approvals, consents, licences, permits, franchises, permissions, registrations, resolutions, directions, declarations and exemptions;

An Event of Default or Potential Event of Default which is “continuing” means an Event of Default or Potential Event of Default which has not been remedied or waived;

“Including” or “includes” means including or includes without limitation;

“Indebtedness” includes any obligation of any person for the payment or repayment of money, whether present or future, actual or contingent, including but not limited to, any such obligation:

(i)	under or in respect of any acceptance, bill, bond, debenture, note or similar instrument;

(ii)	under or in respect of any guarantee, indemnity, counter-security or other assurance against financial loss;

(iii)	in respect of the purchase, hire or lease of any asset or service; or

(iv)	in respect of any indebtedness of any other person whether or not secured by or benefiting from an Encumbrance on any property or asset of such person;

“Law” and/or “regulation” includes any constitutional provisions, treaties, conventions, statutes, acts, laws, decrees, ordinances, subsidiary and subordinate legislation, orders, rules and regulations having the force of law and rules under relevant jurisdiction;

An “order” includes any judgment, injunction, decree, determination or award of any court, arbitration or administrative tribunal;

A “person” includes any individual, company, body corporate or unincorporate or other juridical person, partnership, firm, joint venture or trust or any federation, state or subdivision thereof or any government or agency of any thereof;

“Tax” includes any tax, levy, duty, charge, impost, fee, deduction or withholding of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or other authority and includes any interest, penalty or other charge payable or claimed in respect thereof and “taxation” shall be construed accordingly.

1.3	Successors and Assigns.

The expressions “Co-borrowers”, “Lenders”, “Facility Agent”, “Security Agent”, “Finance Parties” and “Guarantor(s)” shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them.

1.4	Miscellaneous.

In this Agreement, unless the context requires otherwise, references to provisions of any law or regulation shall be construed as references to those provisions as replaced, amended, modified or re-enacted from time to time; words importing the singular include the plural and vice versa and words importing a gender include every gender; references to this Agreement or any other Finance Document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time; unless otherwise stated, references to Clauses, Schedules and the Appendix are to Clauses of and schedules and the appendix to this Agreement and references to this Agreement include its Schedules and the Appendix.  Clause headings are inserted for reference only and shall be ignored in construing this Agreement.

2.	THE FACILITY

2.1
Facility Amount.  Subject to the provisions of this Agreement, the aggregate principal amount of the Facility available to the Co-borrowers is RMB 303,100,000, divided into the Tranche A and Tranche B facility as set out in Clause 2.2.  Each Lender will participate in each Advance in the proportion which its Commitment bears to be aggregate Commitments of all the Lenders

2.2
Purpose.  The proceeds of Tranche A of the Facility shall be mainly used to finance Borrower A’s and Borrower B’s existing bank debts and purchase of equipment to be used by Borrower B.  The proceeds of Tranche B of the Facility shall be mainly used to facilitate the payment for completing the construction of buildings and plant, and purchase of new equipment by Borrower C.  For any other usage of the proceeds of the Facility, the Co-borrowers shall obtain prior written consent from the Lenders.  The Co-borrowers shall ensure that the usage of the Facility be is in compliance with the relevant laws and the terms of this Agreement.  For any use of the proceeds under the Facility in accordance with this clause which falls into the category of fixed assets loan (固定资产贷款) according to the applicable laws and regulations, each of the Co-borrowers further agrees to Schedule 6 of this Agreement for the supplementary terms for fixed assets loans.

2.3	Lenders’ Several Liability. The rights and obligations of the Lenders hereunder are several and accordingly:

(a)
the amount at any time owing by the Co-borrowers hereunder to each Lender or the Facility Agent shall be a separate and independent debt and, subject to the other provisions of this Agreement, each Lender shall be entitled to protect and enforce its respective rights arising out of this Agreement;

(b)
the failure of any Lender to perform its obligations hereunder shall not relieve any other Lender, the Facility Agent, the Security Agent or the Borrower of any of its respective obligations, nor shall any Lender or the Facility Agent or the Security Agent be responsible for the obligations of any other Lender.

2.4
Term.  The term of the Facility shall be three (3) years from the first Drawdown Date of Tranche A.  Six (6) months prior to the expiry of the term for the Facility under this Agreement, the Co-borrowers shall be entitled to apply with the Lenders for an extension of one (1) year and a half.  The Lenders shall determine whether to grant such extension, and the length of the extension, with its sole discretion within thirty (30) Business Days upon receiving the application from the Co-borrowers, conditional on the Co-borrowers providing all information required by the Lenders to assess the extension request.

3.	CONDITIONS PRECEDENT

3.1	Conditions for First Drawdown. The Lenders shall not be obliged to make the Facility available to any of the Co-borrowers for the first drawdown unless it is in receipt of the following:

Loan Agreement

(a)	this Agreement duly executed by all the Parties;

Corporate Documents

(b)	in relation to each of the Co-borrowers, certified true copies of:

(i)	its current articles of association;

(ii)	its current business licence issued by SAIC;

(iii)	a list of its directors with their specimen signatures;

(iv)
resolutions of its board of directors approving the borrowing and the giving of security on the terms of this Agreement and the Security Documents to which it is a party and authorising a person or persons to execute this Agreement, the relevant Security Documents, any Notice of Drawing and any other notices or documents required in connection herewith or therewith, and the specimen signature(s) of such person(s);

(v)	for Borrower A only, its approval issued by MOC in respect of its establishment and its articles of association;

(vi)	valid lending IC control card;

(vii)	valid Legal Person Code Certificate;

(viii)
capital verification issued by a firm of independent accountants acceptable to the Lenders confirming that 75.3% registered capital of Borrower A has been duly contributed in cash for RMB 115,913,410 or in kind for RMB 110,000,000;

(ix)	capital verification issued by a firm of independent accountants acceptable to the Lenders confirming that 100% registered capital of Borrower B has been duly contributed in kind for RMB 50,000,000;

(x)
capital verification issued by a firm of independent accountants acceptable to the Lenders confirming that 100% registered capital of Borrower C has been duly contributed in cash for RMB 55,400,000 or in kind for RMB 124,600,000;

Security Documents

(c)	the Insurance Assignment duly executed by and between the Co-borrowers and relevant insurance company and any other documents required pursuant thereto;

(d)	the Property Mortgage duly executed by the Borrower A and Borrower C and any other documents required pursuant thereto;

(e)	the Equipment Mortgage duly executed by the Co-borrowers and any other documents required pursuant thereto;

(f)	the Equity Pledge duly executed by Borrower A with regard the pledge of shares held by Borrower A in Borrower B and Borrower C and any other documents required pursuant thereto;

(g)	the Account Receivable Assignment duly executed by the Co-borrowers and any other documents required pursuant thereto;

(h)	the Trademarks Pledge duly executed by Borrower A and Borrower B respectively and any other documents required pursuant thereto;

(i)	the Guarantee duly executed by each of the Guarantors and any other documents required pursuant thereto;

Property and Equipment

(j)
the Title Deeds relating to the Property (including, without limitation, certified true copies of the Certificate of Land Use Right and Certificate of Real Property Ownership issued to any of the Co-borrowers and the Grant Contract or land use right/title transfer contract (evidencing any of the Co-borrowers’ interest of the land use right of the Property);

(k)
evidence that all land premium and other fees and charges payable to the relevant authorities of the PRC in connection with the grant of land use right in respect of the Property (whether payable under the Grant Contract/land use right transfer contract or otherwise) have been duly paid;

(l)
certified copies of the insurance policies taken out in relation to the Property and Equipment with such insurance companies as the Lenders may approve together with copies of the receipt for the payment of the insurance premium and evidence that the interest of the Lenders as assignee has been noted and endorsed on each such insurance policies;

Trademarks

(m)	the registration certificates relating to the Trademarks;

Miscellaneous

(n)
evidence that all authorizations have been obtained and all necessary filings, registrations and other formalities have been or will be completed in order to ensure that the Finance Documents are valid and enforceable and to preserve the Lenders’ priority under any Security Document, including the following:

(i)
evidence that the Property Mortgage has been registered with the Land Bureau and the Real Property Administration Authority with the Lenders being registered as (A) the first priority mortgagee for the mortgage over the plots of land with Land Use Right Certificate of Xia Guo Yong (2007) No.385, the real property with Title Certificates of Wu Fang Quan Zheng Zia Zi No. 200505065, Wu Fang Quan Zheng Xia Zi No. 200402226 and Wu Fang Quan Zheng Xia Zi No. 200505066 as well as the project under construction on the land with Land Use Right Certificate of Xia Guo Yong (2007) No.386 which are owned by Borrower A; (B) the second priority mortgagee for the mortgage over the plots of land with Land Use Right Certificates of Xia Guo Yong (2005) No. 204, Xia Guo Yong (2005) No.189 and Xia Guo Yong (2005) No.386 which are owned by Borrower A and the plot of land with Land Use Right Certificate of Wu Kai Guo Yong [2008] No. 23 which is owned by Borrower C, the real property with Title Certificates of Wu Fang Quan Zheng Xia Zi No 200403909, Wu Fang Quan Zheng Xia Zi No. 200505064, Wu Fang Quan Zheng Xia Zi No. 200402224, Wu Fang Quan Zheng Xia Zi No. 200402225 and Wu Fang Quan Zheng Xia Zi No. 200803201 which are owned by Borrower A, together with the original Mortgage Registration Certificate in respect of the Property Mortgage issued by the Land Bureau and/or the Real Property Administration Authority;

(ii)
evidence that the Equipment Mortgage has been registered with the SAIC with the Lenders being registered as the second priority mortgagee, together with the original Mortgage Registration Certificate in respect of the Equipment Mortgage issued by the SAIC;

(iii)
evidence that the Share Pledge has been registered with the SAIC with the Lenders being registered as the only pledgee thereof, together with the original share pledge registration notice issued by the SAIC in respect of the Share Pledge;

(iv)
evidence that the Account Receivable Assignment has been registered with CRC of PBOC with the Lenders being registered as the first priority pledgee, together with the original account receivable registration certificate issued by CRC of PBOC in respect of the Account Receivable Assignment;

(v)
evidence that the Trademarks Pledge has been registered with the relevant trademark bureau of SAIC with the Lenders being registered as the only pledgee thereof, together with the original trademark pledge registration notice issued by the relevant trademark bureau of SAIC in respect of the Trademarks Pledge;

(o)	evidence that stamp duty levied by the PRC tax authorities and payable by the Co-borrowers and the Lenders in respect of this Agreement has been paid;

(p)	the Co-borrowers’ business operations and management being satisfactory to the Lenders;

(q)
confirmation letter issued by Borrower A on the total debt outstanding by the Co-borrowers, amount of debt to be refinanced by Tranche A loan, and no other debt (including non-financial institution loans) remaining post-refinancing by Tranche A except for the existing loans with China Construction Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (SN: 2008-09-8050-001) with Hu Bei Di Long Industry Group Co., Ltd. as the real property mortgage security provider and the loan with Hua Xia Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreements (the facility of 50,000,000 dated October 6, 2008 (SN: 5243200001618200003631)), unless it has obtained the written consent from the Lenders;

(r)
confirmation letter issued by Borrower A on the corporate guarantee outstanding by the Co-borrowers and no other corporate guarantee remaining post-refinancing by Tranche A except for the existing loan with Hua Xia Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (the facility of 50,000,000 dated October 6, 2008 (SN: 5243200001618200003631));

(s)	evidence that all fees and expenses due to the Lenders by the Co-borrowers have been paid in full;

(t)
evidence that the registered capital of each of the Co-borrowers had been duly contributed at least pro rata to the aggregate Advance by such Co-borrower and the development progress of the project to be financed by the Facility hereunder matches with the capital invested;

(u)
evidence that the capital expenditure plan for Borrower B provided by Borrower A and/or Borrower B which demonstrates the purpose and use of proceeds for the portion of Tranche A that will be applied towards funding such capital expenditure had been approved by the Majority Lenders in writing;

(v)
results of due diligence on the Co-borrowers’ business, legal by King & Wood, financial and accounting by PriceWaterhouse, and appraisal by DTZ, as well as other subject matters conducted by the Facility Agent on behalf of the Lenders being satisfactory to the Lenders;

(w)	legal opinions covering such matters of the PRC relevant to this transaction as the Lenders may reasonably request;

(x)
such other documents relating to any of the matters contemplated herein as the Lenders may reasonably request; including evidence showing that no Material Adverse Effect and no Event of Default is continuing or would result from the drawdown of the Facility.

3.2	Conditions for Each Drawdown. The Lenders shall not be obliged to make the Facility available to any of the Co-borrowers for each drawdown unless the following conditions are satisfied:

(a)	no Event of Default is continuing or would result from drawdown of the Facility;

(b)	all repeating representations and warranties made by the Co-borrowers hereunder are true, accurate and complete in all material aspects; and

(c)	any other conditions precedents agreed upon by the Parties.

3.3
Additional Conditions for Drawdown of Tranche B. The Lenders shall not be obliged to make the Facility under Tranche B available to any of the Co-borrowers unless the following additional conditions are satisfied:

(a)	the completion of syndication of at least RMB80,000,000 of the Facility to Lenders participated after the execution of this Agreement;

(b)	the 2009 consolidated financial statements of the Co-borrowers has been released in accordance with the undertakings in this Agreement;

(c)	group consolidated financial covenants for the financial year ended December 2009:

2009

Total Debt/Consolidated EBITA	<2.9x

Total Revenues	>RMB 600,000,000

Gross Margin	>22%

Please see Schedule 5 of this Agreement for Financial Definitions.

(d)
the Facility Agent shall have received, before or together with the relevant Notice of Drawing, the written approval from the Majority Lenders regarding the capital expenditure plan for Borrower C provided by Borrower A and/or Borrower C which demonstrates the purpose and use of proceeds for the portion of Tranche B that will be applied towards funding such capital expenditure

(e)
the Facility Agent shall have received, before or together with the relevant Notice of Drawing, contracts, invoices, debit notes or such other evidence as may be satisfactory to the Lenders, confirming that payment in an amount not less than the amount of the proposed Advance are due and payable by Borrower C, in relation to the planned capex investment of Borrower C;

(f)	any other conditions precedents agreed upon by the Parties.

3.4
Facility Agent’s Approval.  All the documents and evidence referred to in Clause 3.1, 3.2 and 3.3 shall be in form and substance reasonably satisfactory to the Facility Agent and shall be supplied in such number of copies or counterparts as the Facility Agent may require.  Copies required to be certified shall be certified in a manner satisfactory to the Facility Agent by a director or responsible officer of Borrower A or other party concerned.

3.5	Notice. Upon receipt of all the documents and evidence referred to in Clause 3.1, 3.2 and 3.3, the Facility Agent shall give notice of that fact to the Co-borrowers and the Lenders.

4.	ADVANCES

4.1	Availability of Advances. Tranche A will be available from Closing until three (3) months after Closing. Tranche B will be available from Closing until twelve (12) months after Closing.

4.2
Subject to Clause 4.3 and the other terms and conditions of this Agreement, any of the Co-borrowers may request the making of an Advance on any Business Day during the Availability Period, provided that:

(a)
the total amount of Advance by Borrower A shall not exceed RMB147,182,000, the total amount of Advance by Borrower B shall not exceed RMB64,418,000 and the total amount of Advance by Borrower C shall not exceed RMB91,500,000, the total Advances shall not exceed the Facility;

(b)
the amount of Advance under Tranche A shall be for one drawdown for the full Tranche A amount provided that the amount of Advance under Tranche A shall be deposited into the escrow account opened by Borrower A with the Facility Agent and the use of proceeds in such escrow account shall be subject to the terms and conditions agreed by Borrower A and the Facility Agent in advance in the relevant escrow agreement.  For the portion of Tranche A which will be used to finance the procurement of the equipment by Borrower B, in accordance with the relevant PRC laws and regulations, if it is necessary to pay to the contractor of Borrower B, such portion of Facility shall be directly paid to the relevant contractor thereof;

(c)
the amount of each Advance under Tranche B shall be at least RMB 10,000,000 and an integral multiple of  RMB 5,000,000, except for the final Advance of the remaining undrawn balance of the Facility and the Advance for Tranche B shall only be paid directly to the relevant contractors of Borrower C;

(d)	the aggregate principal amount of all Advances shall not exceed the aggregate principal amount of the Facility available for drawing under this Agreement.

4.3	Conditions to the Making of Advances. The making of each Advance is also subject to the conditions that:

(a)	the requirements of Clause 3 shall have been satisfied before the first Notice of Drawing is given or at such later time as the Lenders may agree;

(b)
the Facility Agent shall have received not later than 12:00 noon (Beijing time) on the fifth (5th) Business Day before the date on which the Advance is to be made a duly completed and signed original Notice of Drawing;

(c)
no Event of Default or Potential Event of Default shall have occurred and all representations and warranties made by the Co-borrowers in or in connection with this Agreement shall be true and correct as at the date such Advance is to be made with reference to the facts and circumstances then subsisting; and

(d)
not later than 11:00 a.m. (Beijing time) on the date on which the Advance is to be made, the Facility Agent shall have received and found reasonably satisfactory such additional information, legal opinions from Lenders’ legal counsel (unless waived by Lenders) and documents relating to the Co-borrowers or any Finance Document the Facility Agent may reasonably require as a result of circumstances arising or becoming known to the Facility Agent or the Lenders since the date of the previous Advance or, if no previous Advance has been made, the date of this Agreement.

4.4
Notification.  The Facility Agent shall promptly notify the Lenders of each Notice of Drawing whereupon each Lender shall, subject to the provisions of this Agreement, make available to the Co-borrowers its Participation in the Advance in accordance with Clause 10.1.  The Facility Agent shall determine the Participation of each Lender in the Advance pro rata according to the Commitment of each Lender listed in Schedule 1 of this Agreement.

4.5
Notice of Drawing Irrevocable.  A Notice of Drawing once given shall be irrevocable and the Co-borrower issuing the Notice of Drawing shall be bound to draw an Advance in accordance therewith, except as otherwise provided in this Agreement.  If for any reason an Advance is not made in accordance with a Notice of Drawing, the Co-borrowers shall on demand jointly pay to the Lenders such amount (if any) as the Facility Agent on behalf of the Lenders may certify (acting reasonably) to be necessary to compensate it for any loss or expense incurred in liquidating or redeploying funds arranged for the purpose of the proposed Advance or in terminating any such arrangement or any hedging arrangement in respect of this Agreement or otherwise as a consequence of the proposed Advance not having been made in accordance with the Notice of Drawing. If the conditions of making an Advance as specified in Clause 4.3 are satisfied by the Co-borrowers, the Notice of Drawing given shall be irrevocable.

4.6
Cancellation.  Any part of the Facility undrawn at the end of the Availability Period shall be immediately and automatically cancelled.  The Co-borrowers may, by giving not less than fourteen (14) days’ prior notice to the Facility Agent, jointly cancel the undrawn amount of the Facility in whole or in part (but if in part, in an integral multiple of RMB 10,000,000) before the end of the Availability Period.  Any amount of the Facility so cancelled shall not be re-borrowed.  If such a cancellation is made, the Commitment of each Lender shall be reduced pro rata.  A cancellation fee of 2% flat on the cancelled amount shall be jointly payable by the Co-borrowers to the Facility Agent on the date of cancellation.

5.	INTEREST

5.1	Interest. The Co-borrowers shall pay interest on the Loan in accordance with the provisions of this Clause.

5.2	Interest Periods. The Interest Periods applicable to each Advance or, as the case may be, the Loan shall be three (3) months, PROVIDED that:

(a)
the first Interest Period in relation to each Advance shall commence from the date on which that Advance is made to the 20th day of the last month of each quarter from the Drawdown Date and all the subsequent Interest Period shall end on the 20th day of the last month of each quarter;

(b)	each Interest Period (except the first Interest Period in relation to each Advance) shall commence on but not include the 20th day of the last month of the preceding Interest Period;

(c)	any Interest Period which would otherwise end on a non-Business Day shall instead end on the following Business Day;

(d)	any Interest Period which would otherwise overrun a repayment date under Clause 6.1 shall instead end on that repayment date, subject to adjustment in accordance with Clause 10.1.

5.3
Rate and Calculation.  The Tranche A rate of interest applicable to the Loan shall be a Fixed Rate without reference to any change to the PBOC base rate thereafter so long as the agreement on the Fixed Rate by the Parties does not fall into any violation of the applicable laws or regulations.  Tranche B maybe either Fixed Rate or floating PBOC Rate plus margin, to be determined at the time of the Tranche B first drawing.  Interest shall accrue daily, shall be calculated on the basis of the actual number of days elapsed and a 360 day year, including the first day of the period during which it accrues but excluding the last, and shall be paid in arrears on each Interest Payment Date. The Facility Agent will promptly notify the Co-borrowers of the interest rate determined under this Clause. The Facility Agent will before each Interest Payment Date notify the Co-borrowers of the amount of interest payable by the Co-borrowers on such Interest Payment Date. In case of market disruption or early repayment (whether voluntarily or mandatory) by Co-borrowers, the Co-borrowers shall indemnify the Facility Agent for any Hedge Break Costs in relation to the Fixed Rate.

6.	REPAYMENT, PREPAYMENT AND CANCELLATION

6.1
Repayment.  The Co-borrowers shall take joint and several liabilities for the repayment obligations for any Advance under this Agreement.  The Co-borrowers shall repay Facility under Tranche A at the end of the fifteen (15) months period after the first drawdown under Tranche A by eight (8) successive quarterly instalments, the first instalment to be paid on the date falling fifteen (15) months after the first Drawdown Date of Tranche A. The Co-borrowers shall repay Facility under Tranche B at the end of the fifteen (15) months period after the first drawdown under Tranche B by instalments according to the repayment schedule in the form as set out in Schedule 3 hereof issued by the Facility Agent on behalf of the Lenders within five (5) Business Days at the end of the Availability Period for Tranche B. The amount of each repayment instalment shall be confirmed in advance by the Facility Agent on behalf of the Lenders. Any prepayment pursuant to Clause 6.2 and 6.3 or cancellation pursuant to Clause 4.5 shall reduce the amount of the repayment instalments in inverse order of maturity.  Any prepayment pursuant to Clause 7.1 or 7.2 shall reduce the amount of the repayment instalments.

6.2	Voluntary Prepayment. The Co-borrowers may prepay all or part of the Facility at any time starting one (1) year from the first Drawdown Date of the Facility in whole or in part, PROVIDED that:

(a)	the Co-borrowers shall have given to the Facility Agent not less than sixty (60) Business Days’ prior written notice specifying the amount and intended date of prepayment;

(b)	the amount of any partial prepayment shall be not less than RMB 15,000,000 and shall be an integral multiple of RMB500,000, except for the final prepayment of the outstanding balance of the Facility;

(c)	all other sums then due and payable shall have been paid;

(d)
the Co-borrowers commits to jointly pay the Lenders for the prepayment fee to be calculated as follows: 3% × Prepaid Amount × Number of days from prepayment date to Maturity Date (inclusive) / 360.  No prepayment of Facility outstanding will be permitted unless all such prepayment fee, if applicable, is paid concurrently by the Co-borrowers.

6.3	Mandatory Prepayment. The Co-borrowers will be subject to mandatory prepayment on any day determined by the Lenders on account of the following:

(a)	Any new debt financing, unless allowed by the Lenders;

(b)	any change in shareholders and /or shares held by shareholders and /or director members of the Co-borrowers;

(c)	any disposal of assets of the Co-borrowers, that is outside its daily business activities, greater than RMB 3 million ;

(d)	circumstance of unlawfulness under Clause 7.1 hereunder;

(e)	any distribution of dividend unless prior written consent is granted by the Lenders.

6.4
Provisions Applicable to Prepayments.  Any notice of prepayment given by the Co-borrowers under any provision of this Agreement shall be irrevocable and the Co-borrowers shall be bound to make a prepayment in accordance therewith.  The Co-borrowers may not prepay the Loan or any part thereof except in accordance with the express terms of this Agreement.  In case of prepayment, the Co-borrowers shall indemnify the Lenders for the Hedge Break Costs incurred by the Lenders. Amounts prepaid may not be re-borrowed under this Agreement.

6.5
Other Amounts.  If the Loan or any part thereof is prepaid under this Agreement except Clause 6.2, the Co-borrowers shall also jointly pay to the Facility Agent for the account of each Lender concerned:

(a)	at the time of prepayment, the interest and commitment fee accrued up to the date of prepayment and all other sums payable by the Co-borrowers under this Agreement for the account of such Lender; and

(b)
any and all break funding costs (including but not limited to any loss incurred in liquidating or redeploying funds acquired to maintain the Loan or in terminating any such arrangement or any hedging arrangement in respect of this Agreement).

6.6
Final Repayment.  Subject to Clause 6.2 and Clause 6.3, the balance (if any) of the Loan together with all accrued interest and other monies, including but not limited to the relevant Hedge Break Costs incurred under Clause 5.3, outstanding in connection with the Facility shall be repaid on the Final Repayment Date.

7.	CHANGE OF LAW OR CIRCUMSTANCES OR MARKET

7.1
Unlawfulness.  If it becomes unlawful or contrary to any requirement of any governmental, fiscal, monetary or other authority (whether or not having the force of law) for any Lender to give effect to its obligations hereunder, such Lender shall so promptly notify the Co-borrowers, whereupon such Lender’s outstanding Commitment shall be cancelled and its obligation to maintain its Participation in the Loan shall cease. The Co-borrowers shall forthwith after such notification, or such longer period as such Lender may certify as being permitted by the relevant law, prepay (without any penalty) such Lender’s Participation in the Loan in full together with interest accrued thereon to the date of prepayment and any other monies owing hereunder to such Lender.

7.2
Increased Cost.  If a Lender determines that the introduction of, or any change in, any applicable law or regulation or in the interpretation or application thereof or compliance by such Lender with any applicable direction, request or requirement (whether or not having the force of law, and including any such direction, request or requirement which affects the manner in which such Lender is required to or does allocate or maintain capital in support of its assets or liabilities) of any competent governmental, fiscal, monetary, or other authority does or will:

(a)
subject such Lender to any tax or other payment with reference to sums advanced or to be advanced by such Lender or payable by the Co-borrowers under this Agreement (except (i) tax on such Lender’s overall net income in its jurisdiction or (ii) as referred to in Clause 8; or

(b)	impose on such Lender any other condition affecting its funding of the Loan,

the effect of which is to (i) increase the cost to such Lender providing the Facility or (ii) reduce the amount of any payment received or to be received by, or the effective return to, such Lender in respect of the Facility or (iii) impose a cost on such Lender resulting from such Lender’s provision of the Facility, such Lender may through the Facility Agent so notify the Co-borrowers, and the Co-borrowers shall upon demand (whether or not such Lender’s provision of the Loan has been repaid) jointly pay to such Lender such amounts as such Lender may certify to be necessary to compensate it for such tax, payment, increased cost or reduction (each an “increased cost”).  Where such increased cost arises from circumstances contemplated above which affect the Lender’s business generally or the manner in which or extent to which that Lender allocates capital resources, the Lender shall be entitled to such increased cost as it determines and certifies is fairly allocable to its Participation in the Facility. Nothing in this Clause 7.2 shall require any Lender to disclose confidential information relating to the organisation of its business or the business of any Holding Company. The Co-borrowers and the Facility Agent shall discuss whether any alternative arrangement may be made to avoid such increased cost.  So long as the circumstances giving rise to such increased cost continue, the Co-borrowers may, after giving the Facility Agent not less than seven (7) Business Days’ prior written notice (which shall be irrevocable), prepay (without any penalty) all (but not only part of) the Loan in accordance with Clauses 6.2 and 6.4, and upon the giving of such notice such Lender’s outstanding Commitment shall be cancelled.

7.3	Market Disruption.

(a)
If in relation to any Interest Period, the Majority Lender determines (which determination shall be conclusive and binding) that by reason of circumstances affecting the interbank market generally, adequate and fair means do not exist for ascertaining the availability of any Facility for that Interest Period, the Facility Agent shall promptly notify the Co-borrowers and the Lenders accordingly, and no Advance or further Advance (as the case may be) shall be made unless and until an alternative basis is agreed in accordance with Clause 7.3(b).

(b)
Alternative Basis by Agreement.  Immediately following such notification, the Co-borrower and the Facility Agent, in consultation with the Lenders, shall negotiate in good faith with a view to agreeing upon an alternative basis for funding the Loan and determining the applicable interest rate, periods and payment dates.  If an alternative basis is agreed in writing within a period of thirty (30) days after such notification or such longer period for discussion as the Co-borrowers and the Facility Agent may agree, the alternative basis shall take effect in accordance with its terms.

(c)
Alternative Basis Determined by Lenders for Outstanding Advances.  If an alternative basis is not so agreed and one or more Advances have been made, the Co-borrowers shall pay interest to each Lender on its Participation in the Loan for the relevant Interest Period at the rate per annum equal to the cost (expressed as an annual interest rate) to each respective Lender of funding its Participation in the Loan during the relevant Interest Period.

(d)	Cancellation and Prepayment. If an alternative basis is not so agreed pursuant to Clause 7.3(b):

(i)
if no Advance has been made, the Facility shall be cancelled and all sums outstanding under this Agreement shall be paid to the Facility Agent at the end of the period for negotiation ascertained in accordance with Clause 7.3(b); or

(ii)
if one or more Advances have been made the Facility Agent may require the Co-borrowers to prepay the Loan, by giving written notice to the Co-borrowers specifying a prepayment date which is not less than thirty (30) days after such notice is given.  On the specified date the Facility shall be cancelled and the Co-borrowers shall prepay the Loan in full together with interest thereon from the beginning of the relevant Interest Period to the date of prepayment.  For this purpose, the interest rate from time to time applicable to each Lender’s Participation in the Loan shall be the rate ascertained in accordance with Clause 7.3(b) in relation to the relevant period.

8.	TAXES AND OTHER DEDUCTIONS

8.1
No Deductions or Withholdings.  All sums payable by the Co-borrowers under this Agreement shall be paid in full without set-off or counterclaim or any restriction or condition and free and clear of any tax or other deductions or withholdings of any nature. If the Co-borrowers or any other person is required by any law or regulation to make any deduction or withholding (on account of tax or otherwise) from any payment for the account of any Finance Party, the Co-borrowers shall, together with such payment, pay such additional amount as will ensure that the Finance Party receives (free and clear of any tax or other deductions or withholdings) the full amount which it would have received if no such deduction or withholding had been required.  The Co-borrowers shall promptly forward to the Facility Agent copies of official receipts or other evidence showing that the full amount of any such deduction or withholding has been paid over to the relevant taxation or other authority.

8.2
Advance Notification.  If at any time any of the Co-borrowers or any other Finance Party becomes aware that any such deduction, withholding or payment contemplated by Clause 8.1 is or will be required, it shall immediately notify the Facility Agent and supply all available details thereof.

9.	FEES AND EXPENSES

9.1
Commitment Fee.  The Co-borrowers shall jointly pay to the Facility Agent for the pro rata account of the Lenders a commitment fee at the rate of 3% per annum until the last day of the Availability Period calculated on the daily undrawn balance of the Facility on the basis of the actual number of days elapsed and a 360 day year.  The commitment fee shall accrue daily and be paid in arrear at the end of each successive period of one (1) month from the date of this Agreement and on the last day of the Availability Period.  The Facility Agent shall promptly notify the Co-borrowers of the amount of the commitment fee from time to time payable by the Co-borrowers under this Agreement.

9.2
Expenses.  The Co-borrowers shall forthwith on demand and whether or not any Advance is made, jointly pay to or reimburse each Finance Party for its own account for all costs, charges and expenses (including legal and other fees on a full indemnity basis and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred by it in connection with:

(a)	the negotiation, preparation, execution and (where relevant) registration of the Finance Documents and any other documentation required thereunder;

(b)	the arrangement of the Facility;

(c)	any amendment to any Finance Document; and

(d)	any inspection, calculation, approval, consent or waiver to be conducted, made or given by any Finance Party pursuant to any provision of any Finance Document.

9.3
Enforcement Costs.  The Co-borrowers shall forthwith on demand jointly pay to or reimburse each of the  Finance Parties for all costs, charges and expenses (including legal and other fees on a full indemnity basis and all other out-of-pocket expenses) incurred by it in investigating any event which it reasonably believes is an Event of Default or Potential Event of Default or in exercising any of its rights or powers under any Finance Document or in suing for or seeking to recover any sums due under any Finance Document or otherwise preserving or enforcing its rights under any Finance Document or in defending any claims brought against it in respect of any Finance Document or in releasing or re-assigning any Security Document.

9.4
Taxes.  The Co-borrowers shall jointly pay all present and future stamp and other like duties and taxes and all notarial (if needed), registration, recording and other like fees which may be payable in respect of the execution, registration, performance or enforcement of any Finance Document and shall indemnify each Finance Party against all liabilities, costs and expenses which may result from any default in paying such duties, taxes or fees.

10.	PAYMENTS AND EVIDENCE OF DEBT

10.1
Advances.  Subject to Clause 16.8 of this Agreement, amounts to be advanced by the Lenders to the Co-borrowers under this Agreement shall be made available to the Facility Agent not later than 10:00 a.m. (Beijing time) on the date on which such Advance is to be made in same day funds to such account and in such manner as the Facility Agent may designate. Subject to Clause 16.9 of this Agreement, the Facility Agent shall make available to the Co-borrowers the amounts received by it by payment to the account of the Co-borrowers with the Facility Agent respectively (or to such other account as the Co-borrowers shall have previously agreed with the Facility Agent).  The Co-borrowers shall be deemed to have borrowed the relevant amount when such payment is made by the Facility Agent.

10.2
Payments by Co-borrowers.  All payments by the Co-borrowers under this Agreement shall be made to the Facility Agent not later than 10:00 a.m. (Beijing time) on the relevant due date in same day funds to such account and in such manner as the Facility Agent may designate. Subject to Clause 16.8 of this Agreement, the Facility Agent shall forthwith distribute to each Lender its due proportion (if any) of the amounts received by it in like funds as are received by the Facility Agent and to such account as such Lender shall have previously notified to the Facility Agent.

10.3
Allocation of Receipts.  Subject to Clause 16.8 of this Agreement, if any amount received by the Facility Agent in respect of sums due from the Co-borrowers hereunder is less than the full amount due, the Facility Agent shall allocate the amount received towards sums owing under this Agreement in the following order of priority: (a) fees and expenses owing to the Facility Agent; (b) other expenses and fees owing to the Finance Parties; (c) interest on the Loan and on such interest; (d) principal of the Loan; and (e) other sums owing by the Co-borrowers under the Finance Documents to which it is a party.

10.4
Payments by Facility Agent and Refunds.  Subject to Clause 16.8 and 16.9 of this Agreement, where any sum is to be paid to the Facility Agent under any Finance Document for the account of the Co-borrowers or any Finance Party, the Facility Agent shall not be obliged to pay that sum to the Co-borrowers or such Finance Party (as the case may be) or enter into or perform any related exchange contract unless and until the Facility Agent has established to its satisfaction that it has actually received that sum.  Where any sum is to be paid under this Agreement to the Facility Agent for the account of another person, the Facility Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled and:

(a)
Amounts Due from Co-borrowers:  if the Facility Agent distributes to a Finance Party an amount which the Facility Agent should have but has not in fact received from the Co-borrowers (or from any other person for the Co-borrowers’ account), such Finance Party shall on request promptly refund such amount to the Facility Agent together with interest thereon for the relevant period at the rate per annum certified by the Facility Agent to represent the cost to it of funding such amount for such period;

(b)
Refunds to Co-borrowers:  if the Facility Agent has distributed to a Finance Party an amount which is required to be repaid to the Co-borrowers (or to any other person for the Co-borrowers’ account), such Finance Party shall on request promptly refund such amount to the Facility Agent together with such interest thereon (if any) as is required to be paid to the Co-borrowers; and

(c)
Amounts Due from Finance Parties:  if the Facility Agent makes an amount available to the Co-borrowers which the Facility Agent should have but has not in fact received from a Finance Party, the Co-borrowers shall on request promptly refund such amount to the Facility Agent together with interest thereon for the relevant period at the rate per annum certified by the Facility Agent to represent the cost to it of funding such amount for such period, and, in each such case, the person by which such sum was payable shall indemnify the Facility Agent for all losses, liabilities, damages, costs and expenses which the Facility Agent may incur as a consequence of such sum not having been paid when due.

10.5
Business Days.  If any sum would otherwise become due for payment on a non-Business Day that sum shall become due on the next Business Day and interest shall be adjusted accordingly, except that if any repayment due under Clause 6.1 would then become due in another calendar month such repayment shall become due on the immediately preceding Business Day.

10.6
Evidence of Debt.  The Finance Parties shall maintain on its books in accordance with its usual practice a set of accounts recording the amounts from time to time owing by the Co-borrowers hereunder. In any legal proceeding and otherwise for the purposes of this Agreement the entries made in such accounts setting out the computation and basis thereof shall, in the absence of manifest error, be conclusive and binding on the Co-borrowers as to the existence and amounts of the obligations of the Co-borrowers recorded therein.

10.7
Certificate Conclusive and Binding. Where any provision of this Agreement provides that a Finance Party may certify or determine an amount or rate payable by the Co-borrowers, a certificate by such Finance Party as to such amount or rate setting out the computation and basis thereof shall be conclusive and binding on the Co-borrowers in the absence of manifest error.

11.	REPRESENTATIONS AND WARRANTIES

11.1	Representations and Warranties. Each of the Co-borrowers represents and warrants to each Finance Party that:

(a)
Status:  it is an enterprise duly established with limited liability and validly existing under the laws of the PRC, and has full power, authority and legal right to own its property and assets and to carry on its business;

(b)
Power and authority:  it has full power, authority and legal right to enter into and engage in the transactions contemplated by the Finance Documents to which it is a party and has taken or obtained all necessary corporate and other action and consents to authorise the execution and performance of the Finance Documents to which it is a party;

(c)
Binding obligations:  the Finance Documents to which it is a party constitute, or when executed and delivered will constitute, legal, valid and binding obligations of it enforceable in accordance with their terms;

(d)	Compliance with environmental regulations: it conducts and maintains its business operations and properties so as to comply in all material respects with all applicable environmental regulations;

(e)	No change in shareholding structure: no change will be made to the shareholding structure as listed in Schedule 4;

(f)
No conflict with other obligations:  neither the execution of the Finance Documents to which it is a party nor the performance by it of any of its obligations or the exercise of any of its rights thereunder will conflict with or result in a breach of any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it, including but not limited to the existing loans with China Construction Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (SN: 2008-09-8050-001) with Hu Bei Di Long Industry Group Co., Ltd. as the real property mortgage security provider and the loan with Hua Xia Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (the facility of 50,000,000 dated October 6, 2008 (SN: 5243200001618200003631)), or cause any limitation placed on it or the powers of its directors to be exceeded or result in the creation of or oblige it to create an Encumbrance in respect of any of its property or assets except in favour of the Lenders under or pursuant to the Security Documents to which it is a party;

(g)
Authorisations:  all authorisations required from any governmental or other authority or from any shareholders or creditors of it for or in connection with the execution, validity and performance of the Finance Documents to which it is a party have been obtained and are in full force and effect or, by the date on which the first Notice of Drawing is given, will have been obtained and be in full force and effect and there has been no default under the conditions of any of the same;

(h)
No filings or taxes:  other than (i) the registration of the Property Mortgage with the Land Bureau or Real Estate Administration Authority or other competent authorities, (ii) the registration of the Equipment Mortgage with SAIC, (iii) the registration of the Share Pledge with SAIC, (iv) the registration of the Account Receivable Assignment with the CRC of PBOC, (v) the registration of the Trademarks Pledge with the trademark bureau of SAIC, it is not necessary in order to ensure the validity, enforceability, priority or admissibility in evidence in proceedings of any of the Finance Documents in the PRC or any other relevant jurisdiction that any of them or any other document be filed or registered with any authority in the PRC  or elsewhere or that any tax be paid in respect thereof;

(i)
No litigation:  no litigation, arbitration or administrative proceeding is currently taking place or pending or, to the knowledge of it, threatened against it or the assets or revenues of it, or concerning the Property or the Equipment;

(j)
No default: it is not in default under any law, regulation, judgment, order, authorisation, agreement or obligation applicable to it, or its assets or revenues, the consequences of which default could have a Material Adverse Effect, and no Event of Default or Potential Event of Default has occurred;

(k)	No Encumbrances: no Encumbrance exists over all or any part of the property, assets or revenues of it except those already disclosed to the Lenders and those as may be permitted under Clause 12.2(k);

(l)
No indebtedness:  it has no indebtedness to any party except (i) indebtedness arising from this Agreement and the transactions contemplated hereunder,  (ii) indebtedness previously disclosed in writing to the Lenders, limited to the existing loans with China Construction Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (SN: 2008-09-8050-001) with Hu Bei Di Long Industry Group Co., Ltd. as the real property mortgage security provider and the loan with Hua Xia Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreements (the facility of 50,000,000 dated October 6, 2008 (SN: 5243200001618200003631)),  or (iii) indebtedness acceptable by the Lenders thereafter;

(m)
No Revocation or Material Adverse Change:  there has been no revocation of or material adverse change to the terms and conditions of any contracts, consents, and/or licences required for the conduct of its Business;

(n)
No misleading information:  all information provided to the Finance Parties by or on behalf of it in connection with the Facility, the Property and Equipment is true and accurate in all material respects and all forecasts and projections contained therein were arrived at after due and careful consideration on the part of it and were, in its considered opinion, fair and reasonable when made; it is not aware of any fact which has not been disclosed in writing to the Lenders which might have a material adverse effect on any such information, forecasts or projections or which might affect the willingness of the Lenders to lend upon the terms of this Agreement;

(o)
No immunity:  it is generally subject to civil and commercial law and to legal proceedings and neither it nor any of its assets or revenues is entitled to any immunity or privilege (sovereign or otherwise) from any set-off, judgment, execution, attachment or other legal process;

(p)
Compliance with tax regulations: it has on a timely basis filed all tax returns, financial statements and other documents required to be filed by them pursuant to any applicable laws and regulations. No such filing has contained any material misstatement or omitted any statement of any material fact that should have been included therein. It has withheld and remitted to the proper government entity on a timely basis and in a form required under applicable laws and regulations, all amounts in respect of taxes required to be withheld and remitted by it.

11.2
Continuing Representation and Warranty.  Each of the Co-borrowers also represents and warrants to and undertakes with the Finance Parties that the foregoing representations and warranties will be true and accurate throughout the continuance of the Finance Documents with reference to the facts and circumstances subsisting from time to time.

11.3
Acknowledgement of Reliance.  Each of the Co-borrowers acknowledges that each of the Finance Parties has entered into this Agreement in reliance upon the representations and warranties contained in this Clause.

12.	UNDERTAKINGS

12.1
Affirmative Undertakings.  Each of the Co-borrowers and Guarantors undertakes and agrees with each of the Finance Parties throughout the continuance of the Finance Documents and so long as any sum remains owing thereunder that each of the Co-borrowers and the Guarantors will, as the case may be, unless the Majority Lenders otherwise agrees in writing:

(a)	Financial and other information: procure any of the Co-borrowers, as the case may be, to supply to the Facility Agent in sufficient number for each Lender:

(i)
as soon as they are available, but in any event within ninety (90) days after the end of each financial year of each of the Co-borrowers, copies of its financial statements in respect of such financial year (including a profit and loss account, cash flow statement, and balance sheet) audited and certified without qualification by an internationally recognised firm of independent accountants together with a certificate signed by one of the directors of each of the Co-borrowers certifying that there did not exist any Event of Default or Potential Event of Default as at the end of such financial year (or if an Event of Default or Potential Event of Default did exist specifying the same);

(ii)
as soon as they are available, but in any event within fifteen (15) days after the end of each quarter of each financial year of each of the Co-borrowers , copies of its unaudited financial statements (including a profit and loss account, balance sheet, and cash flow statement) prepared on a basis consistent with the audited financial statements of each of the Co-borrowers together with (A) a certificate signed by the principal financial officer of each of the Co-borrowers to the effect that such financial statements are true in all material respects and present fairly the financial position of each of the Co-borrowers as at the end of, and the results of its operations for, such quarterly period, and (B) a certificate signed by Borrower A’s auditor showing the consolidated financial statements of Borrower A and details of calculations that Borrower A group is in compliant with all the financial covenants in Clause 12.4, and (C) a certificate signed by one of the directors of each of the Co-borrowers certifying that there did not exist any Event of Default or Potential Event of Default as at the end of each quarter (or if an Event of Default or Potential Event of Default did exist specifying the same) and shall be accompanied by a certificate signed by one of the directors of each of the Co-borrowers certifying whether or not the financial undertakings referred to in Clause 12.4 had been complied with throughout such quarter;

(iii)
as soon as they are available, but in any event within ten (10) days after the end of each month, copies of its management accounts together with a certificate signed by the principal financial officer of each of the Co-borrowers to the effect that such management accounts are true in all material respects and present fairly the financial position of each of the Co-borrowers as at the end of, and the results of its operations for, such monthly period;

(iv)	at the time of issue, copies of all statements and circulars to the shareholder(s) or to any class of creditors of each of the Co-borrowers;

(v)
promptly on request, such additional financial or other information (including, but not limited to, cash flows and profit and loss projections) relating to each of the Co-borrowers as the Lenders may from time to time reasonably request;

(b)
Business: conduct its affairs and businesses, including but not limited to all the notes payable, with all due diligence and efficiency and in accordance with sound financial and business standards and practices;

(c)	Effective documents: obtain, comply with and do all that is necessary to maintain the Finance Documents in full force and effect;

(d)
Books and records:  keep proper records and books of account in respect of its business and permit the Lenders and/or any professional consultants appointed by the Lenders at all reasonable times to inspect and examine the records and books of account of each of the Co-borrowers;

(e)	Notification of default: promptly inform the Facility Agent of:

(i)	the occurrence of any Event of Default or Potential Event of Default;

(ii)	any litigation, arbitration or administrative proceeding as referred to in Clause 13.1(g);

(f)
Compliance with laws:  maintain its corporate existence and conduct its business in a proper and efficient manner and in compliance with all laws, regulations, authorisations, agreements and obligations applicable to it and pay all taxes and fees imposed on it when due, including but not limited to be in compliance with all laws, regulations and obligations applicable to foreign-invested enterprises, e.g. the payment obligations of reserve fund, development fund, employees welfare and bonus fund from profit after tax;

(g)	Licenses and Certificates: comply with the necessary health, safety and environmental standards, obtain all necessary and required approvals and maintain necessary licenses and certifications;

(h)	Ownership: procure that:

(i)	there is no change of the shareholdings in or ownership or control (direct or indirect) of each of the Co-borrowers;

(ii)	Guarantor A shall not alter the amount or structure of its registered share capital or permit any change in its shareholding in Borrower A without the prior written consent of the Lenders;

(i)
Management control:  procure that there is no material change in the management control of the board of directors without the prior written consent of the Lenders (such consent not to be unreasonably withheld);

(j)
Amendments to constitution:  procure that no deletion, amendment or supplement is made to the articles of associations or other constitutive documents of each of the Co-borrowers in any material aspects without the prior written consent of the Lenders, except as may be required by applicable laws;

(k)
Authorisations:  maintain in full force and effect all such authorisations as are referred to in Clause 13.1(e), and take immediate steps to obtain and thereafter maintain in full force and effect any other authorisations which may become necessary or advisable for the purposes stated therein and comply with all conditions attached to all authorisations obtained;

(l)
Good Title and Insurance:  maintain good title over all material assets, especially insure all assets mortgaged/pledged to the Lenders are maintained in good working order, and to renew the insurance policy every year till the maturity of the Facility;

(m)
Front-ended Equity Contribution:  ensure that 75.3% of the equity, equivalent to RMB 225,913,410, have been infused into Borrower A prior to the first drawdown of the Facility and the balance will be infused by December 31, 2009.  In case Borrower A fails to infuse the balance of the registered capital by December 31, 2009, Borrower A shall provide Lenders with written evidence for filing the registration for the reduction of its registered capital by no later than February 30 , 2010, and written evidence confirming the completion of reduction of its registered capital by no later than September 28, 2010, including but not limited to the approval letter from the approval authority as well as the updated Approval Certificate and Business License. Any change in the schedule for the balance of the equity infusion of Borrower A will be subject to prior approval from the Lenders;

(n)
Ranking of obligations:  ensure that its obligations under this Agreement at all times rank senior to all other present and future unsecured and unsubordinated obligations of each of the Co-borrowers, except the existing loan with China Construction Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (SN: 2008-09-8050-001) with Hu Bei Di Long Industry Group Co., Ltd. as the real property mortgage security provider and the loan with Hua Xia Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreements (the facility of 50,000,000 dated October 6, 2008 (SN: 5243200001618200003631)), which will rank at least pari passu with unsecured obligations of Borrower A;

(o)	Use of proceeds: use the Facility exclusively for the purposes specified in Clause 2.2;

(p)
Early termination: acknowledge that if for any reasons that this Agreement shall be early terminated, cancelled or any of the Co-borrowers requests for prepayment of all or part of the Facility, the Lenders may need to position, terminate or adjust the Relevant Hedge Transactions which may lead to the Hedge Break Costs;

(q)
Payment obligations:  punctually pay all sums due from it and otherwise comply with its obligations under the Finance Documents to which it is a party, including but not limited to the material Hedge Break Costs in relation to the Fixed Rate arisen from the Relevant Hedge Transactions which might be substantial;

(r)
Marketing Plan: procure Borrower A to provide an annual business plan along with a marketing plan satisfactory to the Lenders before the beginning of each calendar year (but no later than 15 December of the previous year);

(s)	Related Transaction: ensure that all related party transactions to be on an arms length basis and shall be disclosed to the Lenders at request;

(t)
Loan Mortgage Ratio: ensure that the Co-borrowers shall maintain a maximum Loan to Value Ratio of 75% for the period upto the end of June 2010 and then shall maintain a maximum Loan to Value Ratio of 65% thereafter, defined as the Total Debt / sum of valuation of the Equipment and Property mortgaged to the Lenders under the all the mortgage agreements for Equipment and Property Mortgage.  At its sole discretion, the Lenders shall have the right to ask for a valuation report from a reputable valuer at the Co-borrowers’ cost and the new valuation would be used to re-compute the Loan to Value Ratio.  At the minimum, an updated valuation of the Equipment and Property Mortgage should be undertaken every 18 months.  The Co-borrowers may prepay or deposit a cash collateral with the Lenders to maintain the Loan to Value Ratio under the above relevant 75% or 65% as determined by a valuer of the Lenders’ choice;

(u)
Future Mortgage Obligations: ensure that the Co-borrowers shall provide mortgage over any of its fixed assets, whether one asset or a number of assets with cumulative value over RMB 3,500,000 purchased after the execution of this Agreement to the Lenders as part of the security package hereunder.  For this purpose, the Co-borrowers shall notify the Lenders in writing within five (5) Business Days upon execution of the relevant fixed assets purchase contract and shall execute the relevant mortgage contracts in the form satisfactory to the Lenders and complete the relevant mortgage registration within twenty-five (25) Business Days upon receiving the relevant title certificate to the real property or possession of the fixed assets, as the case may be.

12.2
Negative Undertakings.  Each of the Co-borrowers and Guarantors undertakes and agrees with each of the Finance Parties throughout the continuance of the Finance Documents and so long as any sum remains owing thereunder that each of the Co-borrowers and Guarantors will not, as the case may be, unless the Majority Lenders otherwise agrees in writing to:

(a)
Reconstruction and Merger:  cause Borrower A to enter into any form of reconstruction, and/or merge or consolidate with any other entity or take any step with a view to dissolution, liquidation or winding-up;

(b)
Investments:  cause any of the Co-borrowers to establish or acquire any Subsidiary or invest in any other entity or provide financing to any person other than those listed in the annual budget every year, without the Lender’s prior written consent, except by way of trade credit in the ordinary course of its business;

(c)	Change of business: materially change the nature of its business from that carried on at the date of this Agreement;

(d)	License: terminate the patent or trademark licensing agreements during the term of the Facility;

(e)
Disposals:  sell, transfer or otherwise assign, deal with or dispose of all or any material part of its business or (except for good consideration in the ordinary course of its business, for any assets disposal which is not greater than US$ 1,000,000, mandatory prepayment shall apply according to Clause 6.3) its assets or revenues, whether by a single transaction or by a number of transactions whether related or not;

(f)
Borrowing: cause any of the Co-borrowers to borrow or raise indebtedness (both bank and non-bank debt) other than the Facility under this Agreement (except for borrowing occurred in its normal business working capital operations requirement up to RMB 35,000,000, on the proviso that (i) the Co-borrowers’ total revenues have increased by RMB100m in the past 6 months over the preceding 6 month period, or the Borrower A and Borrower B’s contracted order book for the next three (3) months to have increased by RMB100m over the previous six (6) months, to reflect the need for additional working capital financing);

(g)	Related Borrowing: cause any of the Co-borrowers to provide any financing or loans to any related parties or affiliates without prior written consent from the Lender;

(h)
Borrowing Secured by Third Parties: cause any of the Co-borrowers to borrow or raise indebtedness other than the Facility under this Agreement with assets for collateral provided by third parties, except for the existing loans with China Construction Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreement (SN: 2008-09-8050-001) with Hu Bei Di Long Industry Group Co., Ltd. as the real property mortgage security provider and the loan with Hua Xia Bank Wuhan Economic and Technology Development Zone Sub-branch under the Loan Agreements (the facility of 50,000,000 dated October 6, 2008 (SN: 5243200001618200003631));

(i)
Extension of Guarantee: cause any of the Co-borrowers to extend the current corporate guarantees provided by the Co-borrowers to third parties, and grant any new guarantee without prior written consent from the Lender.

(j)
Negative Pledge:  cause any of the Co-borrowers to create or attempt or agree to create or permit to arise or exist any Encumbrance over all or any part of its property, assets or revenues now owned or hereafter acquired, or assign, novate or sell any income or revenues (including accounts receivables) or rights in respect of any thereof, except liens arising by operation of law and cash pledged for its notes payables in the ordinary course of business of any of any of the Co-borrowers, as the case may be;

(k)	Negative Pledge by Guarantor A: create or attempt or agree to create or permit to arise or exist any Encumbrance over the Shares of Borrower A held by Guarantor A;

(l)
Hedging Agreements:  cause any of the Co-borrowers to enter into any hedging agreement, other than hedging agreements that constitute permitted investments which have been agreed by the Lender in advance and that entered into in the ordinary course of business to hedge or mitigate risks to which any of the Co-borrowers, as the case may be, is exposed in the conduct of its business or performance of its obligations;

(m)	Set-off: cause any of the Co-borrowers to enter into any transactions involving the set-off of its accounts receivables and accounts payables or other payables;

(n)	Capex investment: cause Borrower C to incur its planned capex investment before meeting its drawdown conditions for Tranche B, and always not exceeding the Tranche B funding amount; and

(o)	Other obligations: enter into any agreement or obligation which might materially and adversely affect its financial or other condition.

12.3
Undertakings relating to Security.  Each of the Co-borrowers undertakes and agrees with each of the Finance Parties throughout the continuance of the Finance Documents and so long as any sum remains owing thereunder that each of the Co-borrowers will, unless the Majority Lenders otherwise agrees in writing:

(a)	Information: Supply or cause to be supplied to the Facility Agent in sufficient number for each Lender:

(i)
as the Lenders may from time to time reasonably request, a valuation report of the Property/Equipment prepared and issued at the Co-borrowers’ expense, addressed to the Lenders by a qualified appraisal reasonably acceptable to the Lenders;

(ii)	upon written request by the Lenders, such additional information in relation to the Property/Equipment as the Lenders may reasonably request;

all such reports and other information to be prepared and supplied at the cost of the Co-borrowers;

(b)
Documents: supply or cause to supply to the Lenders:  any and all documents which are required by the Land Bureau or Real Estate Administration Bureau or SAIC for the purpose of registration of Property Mortgage / Equipment Mortgage / Share Pledge / Trademarks Pledge, including but not limited to Land Use Right Certificate, Certificate of Real Estate Ownership, Trademark Registration Certificate, invoices for equipments, power of attorney, business licence and certificate of legal representative;

(c)
Inspection:  permit the Lenders and any other person appointed by the Lenders full and free access to the Land, Plant and Equipment at all reasonable times after prior written notice and provide any such person any information required by him so as to enable the Lenders to be fully informed of all aspects of the above; and

(d)
Insurance:  (i) take out and maintain all risks insurance for the full amount of the Property and the Equipment; (ii) ensure that all risks insurance shall be maintained with such insurance companies as the Lenders may approve (such approval not to be unreasonably withheld); (iii) ensure that the Lenders are named as sole loss payee of the insurance policies (except for the third party risk insurance); and (iv) deliver to the Security Agent the original of the policy of insurance taken out by any of the Co-borrowers in relation to the Property and Equipment, in accordance with this paragraph together with a copy, certified as a true copy of its original by any of the Co-borrowers, of the receipt for the payment of insurance premium, and evidence that the interest of the Lenders has been noted or endorsed on such policy on terms reasonably acceptable to the Lenders; (v) ensure that all the insurance proceeds be used for mandatory repayment of the Facility hereunder, unless the Lenders agree otherwise.

12.4	Financial Covenants:

Borrower A undertakes with each of the Lenders throughout the continuance of the Finance Documents and so long as any sum remains owing hereunder that Borrower A covenants that, unless the Majority Lenders otherwise agrees in writing, it will be in compliance with the following consolidated financial covenants:

	2009	Mar-10	Jun-10	Sep-10	Dec-10	2011 and there after

Total Debt / EBITA	<3.0x	<3.5x	<3.0x	<3.0x	<3.0x	<2.5x

[Total Debt + Notes Payable] / EBITA	<4.3x	<4.5x	<4.0x	<3.5x	<3.5x	<3.0x

EBITA / Interest	>6.0x	>5.0x	>5.0x	>5.0x	>5.0x	>7.0x

Debt / Equity	<50%	<50%	<50%	<50%	<50%	<50%

Revenues (RMB million)	>600	>630	>675	>710	>750	>750

Gross Margin	>23%	>23%	>24%	>24%	>25%	>25%

Consolidated Accounts Receivables Days	<180 days	<180 days	<180 days	<180 days	<180 days	<180 days

Accounts Receivables Age Over 2 Years	<RMB26m	<RMB26m	<RMB26m	<RMB26m	<RMB26m	<RMB26m

Borrower A agrees to provide to the Facility Agent compliance certificates from its auditor to confirm it is in compliance with the above financial covenants on a quarterly basis, at the end of the quarter ending March, June, Sep and Dec.  The Company’s auditor firm should follow PRC GAAP; and that the test of the financial covenants will be performed based on the prior rolling 12 month financials as per the audited statement or management accounts reviewed by its auditor.

Please see Schedule 5 of this Agreement for Financial Definitions and Appendix II of this Agreement for the form of the Compliance Certificate.

13.	EVENTS OF DEFAULT

13.1	Events of Default. Each of the following events and circumstances shall be an Event of Default:

(a)
Non-payment:  any of the Co-borrowers fails to pay any sum payable under any Finance Document to which it is a party when due or otherwise in accordance with the provisions thereof unless its failure to pay is caused by administrative or technical error in the transmission of funds and payment is made within three (3) Business Days of its original due date;

(b)
Other obligations:  the Co-borrowers or the Guarantors fails duly and punctually to perform or comply with any of its respective obligations or undertakings under any Finance Document and, in respect only of a failure which in the opinion of the Lenders (acting reasonably) is capable of remedy and which is not a failure to pay money,   does not remedy such failure to the Lender’s reasonable satisfaction within five (5) Business Days (or such longer period as the Lenders may approve) after receipt of written notice from the Lenders requiring it to do so;

(c)
Misrepresentation:  any representation or warranty made or deemed to be made by the Co-borrowers or the Guarantors in or in connection with any Finance Document proves to have been incorrect or misleading in any respect considered by the Majority Lenders to be material (acting reasonably);

(d)
Cross default:  any of the Co-borrowers defaults or receives notice of default under any agreement or obligation relating to borrowing or any indebtedness of such Co-borrower becomes payable or capable of being declared payable before its stated maturity or is not paid when due or any Encumbrance, guarantee or other security now or hereafter created by any of the Co-borrowers becomes enforceable and the default is not remedied to the Lender’s reasonable satisfaction within five (5) Business Days (or such longer period as the Lenders may in its discretion agree) after receipt of written notice from the Lenders requiring it to do so;

(e)
Authorisation:  any of the authorisations referred to in Clause 11.1(g) is not granted or ceases to be in full force and effect or is modified in a manner which, in the reasonable opinion of the Majority Lenders, might have a Material Adverse Effect, or if any law, regulation, judgment or order (or the repeal or modification of any of the foregoing) suspends, varies, terminates or excuses performance by any of the Co-borrowers of any of its obligations under any Finance Document to which it is a party or purports to do any of the same;

(f)
Creditors’ process:  a creditor takes possession of all or any part of the business or assets of any of the Co-borrowers or any execution or other legal process is enforced against the business or any asset of any of the Co-borrowers;

(g)
Insolvency proceedings:  a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed or any other step is taken by any person for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of any of the Co-borrowers or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of any of the Co-borrowers or of all or any part of its business or assets;

(h)
Suspension of payments:  any of the Co-borrowers stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent;

(i)
Analogous events:  any event occurs which in the opinion of the Lenders appears to have an effect analogous to the matters set out in paragraphs (f), (g) or (h) above in any jurisdiction in which any of the Co-borrowers is incorporated or carries on business;

(j)
Cessation of business; expropriation:  any of the Co-borrowers ceases or threatens to cease to carry on its business or any substantial part thereof or changes or threatens to change the nature or scope of its business or any of the Co-borrowers disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all or any substantial part of its business or assets;

(k)	Other parties: any event which has an effect equivalent or similar to any of the events described in any of the above paragraphs occurs, mutatis mutandis, in relation to Guarantor A;

(l)
Unlawfulness:  any Finance Document or any provision thereof ceases for any reason to be in full force and effect or is terminated or jeopardised or becomes invalid or unenforceable or if there is any dispute regarding the validity or enforceability of the same or if there is any purported termination or repudiation of the same or it becomes impossible or unlawful for any of the Co-borrowers or any other party thereto to perform any of its obligations thereunder or for any Finance Party to exercise all or any of its rights, powers and remedies thereunder or any undertaking in Clause 12 is not enforceable as such and any of the Co-borrowers fails to do, or fails to refrain from doing, the activity which it purported to undertake to do or, as the case may be, not to do;

(m)
Compulsory purchase: any substantial part of the Property is seized, nationalised, expropriated or compulsorily purchased or the applicable local authority makes an order for the compulsory purchase of all or any substantial part of the Property;

(n)	Major damage: any substantial part of the Property is destroyed or substantially damaged;

(o)
Litigation and change control: any of the Co-borrowers engages in material litigation or have material litigation taken against the Co-borrowers, or administrative or arbitration proceedings or change in control of any of the Co-borrowers; and

(p)	Material adverse change: any situation which in the opinion of the Majority Lenders (acting reasonably) gives reasonable grounds to believe that an event having a Material Adverse Effect has occurred.

In this Loan Agreement, a “Potential Event of Default” means any event which may become (with the elapse of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default.

13.2	Declarations. If an Event of Default has occurred the Facility Agent may, and upon written request by the Majority Lenders shall, by written notice to the Co-borrowers:

(a)
declare the Loan, accrued interest and all other sums payable hereunder to be, whereupon they shall become, immediately due and payable without further demand, notice or other legal formality of any kind; and/or

(b)	declare the Facility terminated whereupon the obligation of the Lenders to make further Advances hereunder shall immediately cease.

14.	PENALTY INTEREST

(a)	Penalty Interest Rate. If the Co-borrowers fails to pay any sum payable under this Agreement when due then an additional 1% penalty interest rate shall be levied on all amounts due and unpaid.

(b)
Penalty Interest Rate for Misappropriation.  If the Co-borrowers misappropriate any or all of the Facility under this Agreement, the PBOC Rate plus 50% - 100% mark up shall be levied on all amounts misappropriated.

(c)
Calculation of Penalty Interest.  Interest at the rate determined from time to time as aforesaid shall accrue from day to day, and shall be calculated from the due date to the date actual payment for the overdue and from the date of misappropriation to the date when the misappropriation is ceased at the sole discretion of the Lenders.

15.	INDEMNITIES AND SET-OFF

15.1
General Indemnity.  The Co-borrowers shall jointly indemnify each Finance Party against all losses, liabilities, damages, costs and expenses which such Finance Party may incur as a consequence of the information produced or approved by either of the Co-borrowers being or being alleged to be misleading or deceptive in any respect or any Event of Default or Potential Event of Default or any other breach by any of the Co-borrowers of any of its obligations under any Finance Document to which it is a party or any failure to borrow in accordance with a Notice of Drawing or any prepayment under this Agreement (except under Clause 6.2) or otherwise in connection with the Finance Documents (including any loss or expense reasonably incurred in liquidating or redeploying funds acquired or arranged for the purposes of a proposed Advance or any unpaid sum or in terminating any such arrangement or any hedging arrangement in respect of this Agreement and any interest or fees incurred in funding any unpaid sum, but taking into account any interest paid by the Co-borrowers in respect of such unpaid sum under Clause 14).

15.2	Indemnity for Hedge Break Costs.

(a)	Without prejudice to the above, upon the occurrence of any of the following circumstance, the Co-borrowers shall indemnify the Lenders for the Hedge Break Costs:

(i)	the Co-borrowers is required to make the prepayment in accordance with Clause 6 hereof;

(ii)
the Lenders accelerate, cancel or terminate any or all of the Facility hereunder according to the terms of this Agreement, including but not limited to the terms relating to prepayment and Event of Default;

(b)	The calculation of the Hedge Break Costs shall be conducted by any of the relevant Lenders and the Facility Agent shall inform the Co-borrowers of such Hedge Break Costs payable.

(c)	Any Hedge Break Costs payable hereof shall be the payable in addition to the principal, interest or any other amount to be paid by the Co-borrowers in accordance with this Agreement.

(d)	The results of calculation and payment decision on the Hedge Break Costs from the Lenders shall be binding upon the Co-borrowers unless there is any material mistake.

15.3
Set-Off.  If an Event of Default or Potential Event of Default has occurred each  Finance Party shall have the right, without notice to any of the Co-borrowers or any other person, to set off and apply any credit balance on any account (whether subject to notice or not and whether matured or not and in whatever currency) of the Co-borrowers with such Finance Party, and any other indebtedness owing by such Finance Party to any of the Co-borrowers, against the liabilities of the Co-borrowers under the Finance Documents to which it is a party, and each Finance Party is authorised to purchase with the monies standing to the credit of any such account such other currencies as may be necessary for this purpose. Each Finance Party shall forthwith notify the Co-borrowers of the exercise of any right under this Clause. This Clause shall not affect any general or banker’s lien, right of set-off or other right to which any Finance Party may be entitled.

15.4
Pro Rata Sharing.  If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Co-borrowers or otherwise in respect of sums due from the Co-borrowers (other than in accordance with Clause 10.2) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 10.2, without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Finance Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with this Clause 15.4.

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Co-borrowers or relevant Guarantors and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with this Clause 15.4.  On a distribution by the Facility Agent under this Clause 15.4, the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.  If and to the extent that the Recovering Finance Party is not able to rely on its rights of subrogation, the Co-borrowers shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.  If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(i)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to this Clause 15.4 shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(ii)
that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Co-borrowers will be liable to the reimbursing Finance Party for the amount so reimbursed.

This Clause 15.4 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Co-borrowers or the relevant Guarantors.  A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if it notified that other Finance Party of the legal or arbitration proceedings and that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

15.5
No Encumbrance.  Clause 15.4 shall not constitute and shall not be construed as constituting an Encumbrance by any Lender over all or any part of any sum received or recovered by it in the manner set out in Clause 15.4.

16.	THE FINANCE PARTIES

16.1
Appointment for Facility Agent.  Each of the other Finance Parties hereby appoints the Facility Agent to act as its agent in relation to the administration of the Facility and authorises the Facility Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Facility Agent by the terms of this Agreement and such rights, powers and discretions as are reasonably incidental thereto.

16.2
Appointment for Security Agent.  Each of the other Finance Parties hereby appoints the Security Agent to act as its agent and trustee in relation to the Security Documents and authorises the Security Agent to enter into the Security Documents on its behalf and authorises the Security Agent to settle the rights, benefits and interests as described in each Security Documents on trust on its behalf and authorises the Security Agent to take such action on its behalf and to exercise and enforce such rights, powers and discretions as are expressly or by implication delegated to the Security Agent by the terms of this Agreement and the Security Documents and such rights, powers and discretions as are reasonably incidental thereto.

16.3
Covenant to Pay.  Without prejudice to its respective obligations to the Finance Parties under the other provisions of the Finance Documents to which it is a party, the Co-borrowers undertakes to the Facility Agent to pay to the Facility Agent from time to time on demand (any such demand being expressed to be made under this Clause) all amounts from time to time due and payable by it for the account of any other party to this Agreement pursuant to any Finance Document to the extent not already paid.  Any payment made pursuant to any such demand shall, to the extent of such payment, also discharge the Co-borrowers’ obligation to make payment for the account of the person concerned.

16.4
Nature of Duties.  The duties and functions of the Facility Agent or Security Agent shall be of a mechanical and administrative nature only.  The Facility Agent or Security Agent shall not be deemed to be a trustee of any Finance Party except as specified in the Finance Documents and shall not be deemed to be an agent or trustee of the Co-borrowers for any purpose except as specified in Clause 20.5.  The Facility Agent or Security Agent shall have no duties or obligations except those expressly set out in the Finance Documents.

16.5	Specific Duties of the Facility Agent. The Facility Agent shall:

(a)	promptly account to each Lender for its due proportion of all payments received by the Facility Agent from the Co-borrowers or otherwise in connection with the Facility;

(b)	promptly inform each Lender of:

(i)	the contents of any document which the Facility Agent receives in respect of the Facility and which it considers to be material; and

(ii)	any material Event of Default of which an officer of the Facility Agent acting in respect of the Finance Documents and in his capacity as such has actual knowledge;

(c)
except as otherwise provided in this Agreement, take or refrain from taking any action in accordance with any lawful and proper instructions given to it by the Majority Lenders, and any such instructions shall be binding on all the Finance Parties, and the Facility Agent shall have no liability to the Co-borrowers or any other Finance Party if it acts (or refrains from taking any action) in accordance with any lawful and proper instructions of the Majority Lenders;

(d)	consult with the other Finance Parties to the extent practicable before making any declaration or demand under Clause 13.2 or effecting any amendment or waiver under Clause 17.

16.6	Specific Duties and Obligations of the Security Agent. The Security Agent shall:

(a)
execute the Security Documents on behalf of the Lenders and shall procure and assist the relevant security providers to conduct the necessary registration, filing and approval for the Security Documents in accordance with the applicable laws and regulations and shall maintain all the above mentioned registration, filing and approval legal and valid until the Facility under this Agreement has been fully repaid;

(b)	keep all the certificates or other documents which represent the rights of the Lenders and to circulate the copies of the aforementioned documents to each of the Lenders;

(c)
perform its duties under this Agreement with due diligence and to fairly protect the interests of each of the Lenders without harming the legal benefits of other Lenders under its position as a Security Agent;

(d)
notify the Facility Agent within three (3) Business Days if it has been or should have been aware of any event of defaults under the Security Documents and upon receiving the notice from the Security Agent, the Facility Agent shall notify the other Lenders within three (3) Business Days;

(e)	not request the security providers to perform its security obligations or realize the security under any of the Security Documents in any way, unless it is otherwise agreed in this Agreement;

(f)	perform other duties as agreed in this Agreement;

(g)	rectify any failure to perform its duties or obligations hereunder or the activities which may harm the interests of other Lenders and compensate the other Lenders’ loss arisen therefrom.

16.7	Rights and Powers of the Facility Agent. The Facility Agent may:

(a)	perform any of its duties and functions through its directors, officers, employees or agents;

(b)	engage and pay for the advice or services of lawyers, accountants or other professional advisers or experts as the Facility Agent may consider necessary or desirable and rely and act upon such advice;

(c)
refrain from exercising any of its rights, powers and discretions unless and until instructed to do so, and as to the manner of doing so, by the Majority Lenders, and refrain from acting upon any instructions to take enforcement action until it has been indemnified or secured to its satisfaction against any liabilities, costs and expenses which it may incur;

(d)
(but shall not be obliged to) in the absence of any instructions from the Majority Lenders (or, if appropriate, the Lenders), act (or refrain from taking action) as it considers to be in the best interest of the Finance Parties;

(e)
refrain from taking any action which in its opinion would or might contravene any law or regulation or render it liable to any person, and do all things which in its opinion may be necessary in order to comply with any law or regulation;

(f)
if any Finance Party owes an amount to the Facility Agent under any Finance Document, after giving notice to that Finance Party deduct an amount not exceeding the amount owed by the Finance Party from any payment which the Facility Agent would otherwise be obliged to make to that Finance Party under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed to the Facility Agent, and for the purposes of the Finance Documents that Finance Party shall be regarded as having received any amount so deducted;

(g)	disclose to the other Finance Parties any information which, in the opinion of the Facility Agent, is received by it in its capacity as the Facility Agent;

(h)
deduct from any amount received by it for the account of the other Finance Parties pro rata any unpaid fees, costs and expenses of the Facility Agent incurred by it in connection with the Finance Documents;

(i)
assume that no Event of Default or Potential Event of Default has occurred, that any representation made by the Co-borrowers or any Guarantor in or in connection with any Finance Document is true and that no party is in breach of its obligations under any Finance Document unless the Facility Agent receives specific written notice to the contrary;

(j)
rely upon any communication or document which it believes to be genuine and, as to any matters of fact which can reasonably be expected to be within the knowledge of any other party to any Finance Document, rely upon a certificate signed by or on behalf of that party;

(k)
assume that each Lending Office is that identified in Schedule 1 or in the Novation Certificate under which any Transferee became a party to this Agreement until it has received from the relevant Lender or Transferee a notice designating another office as its Lending Office and may act upon such notice until the same is superseded by a further such notice; and

(l)
deposit any instruments, documents or deeds delivered to it with any bank or professional custodian or with its or any Finance Party’s legal advisers and shall not be liable for any loss thereby incurred in the absence of any gross negligence or wilful default by it and the Facility Agent shall not be in any way liable for any loss incurred through the misconduct or default of such delegate.

16.8	No Liability to Finance Party by the Facility Agent or the Security Agent. The Facility Agent or the Security Agent shall have no liability or obligation to any other Finance Party:

(a)	as a result of any failure or delay by the Co-borrowers or any other party in performing its respective obligations under any Finance Document;

(b)
for the authorisation, execution, legality, validity, enforceability, effectiveness, genuineness or sufficiency of any Finance Document or any other document relevant to this transaction or for the collectability of any sum payable under any Finance Document;

(c)	for:

(i)	the accuracy or completeness of any information supplied by any person at any time whether or not such information was or is circulated by the Facility Agent or the Security Agent;

(ii)	the accuracy of any representation, warranty or statement (whether written or oral) made in or at any time in connection with any Finance Document;

(d)
to take any steps to ascertain whether an Event of Default or Potential Event of Default has occurred or whether the Co-borrowers or any other party is otherwise in breach of any of its respective obligations or any representation or warranty under any Finance Document;

(e)	to provide any credit or other information relating to the Co-borrowers or any Guarantor or otherwise relating to the Facility, except as expressly stated in this Agreement;

(f)
to account for any sum received by the Facility Agent (other than for the account of the other Finance Parties) by way of fees or reimbursement of expenses in connection with any Finance Document or for any benefit received by it arising out of any present or future banking or other relationship with the Co-borrowers or any Guarantor or any person connected with the Co-borrowers or any Guarantor;

(g)
for any delay (or any related consequences) in crediting an account with any amount required to be paid by the Facility Agent under any Finance Document if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose;

(h)
as a result of any act or omission by the Facility Agent or the Security Agent or any director, officer, employee or agent of the Facility Agent or the Security Agent in connection with the Facility, except in the case of the Facility Agent’s or Security Agent’s gross negligence or wilful misconduct.

Each other Finance Party agrees that it will not seek to make any claim against any director, officer, employee or agent of the Facility Agent or the Security Agent in respect of any of the matters described in this Clause 16.8.

16.9
No Liability to Co-borrowers.  The Facility Agent or the Security Agent shall have no liability or obligation to the Co-borrowers as a result of any failure or delay by any Finance Party or any other party in performing its respective obligations under any Finance Document.

16.10
Indemnity.  The Lenders shall indemnify the Facility Agent or the Security Agent upon demand from and against all claims, actions, liabilities, damages, penalties, losses, costs and expenses (including legal fees) which the Facility Agent or the Security Agent may incur in any way relating to or arising out of any Finance Document or relating to or arising out of any action taken or omitted to be taken by the Facility Agent or the Security Agent in seeking to protect, exercise or enforce the rights of the Finance Parties or otherwise in connection with the Facility, (including, without limitation, the costs, charges and expenses referred to in Clauses 9.2 and 9.3) unless and to the extent that any of the foregoing results directly from the Facility Agent’s or the Security Agent’s gross negligence or wilful misconduct.  The Lenders shall be severally liable under the foregoing indemnity in proportion to their respective Participations in the Loan or, if no Advance has yet been made, in proportion to their respective Commitments, in each case calculated at the time of the Facility Agent’s or the Security Agent’s demand, or, if the Loan has been fully repaid, in proportion to their respective Participations in the Loan immediately before such repayment.  The Co-borrowers shall immediately on demand reimburse each Lender for any payment made under this Clause.

16.11	Acknowledgement by other Finance Parties. Each of the other Finance Parties acknowledges to and agrees with the Facility Agent or the Security Agent that:

(a)
it has itself been and will continue to be solely responsible for making its own independent analysis of and investigations into the status, creditworthiness, prospects, business, operations, assets and condition of the Co-borrowers, each Guarantor and any other person referred to herein and for making its own decisions as to the entering into or the taking or not taking of any action in connection with this transaction;

(b)
any due diligence in respect of the Co-borrowers, the Guarantors and the transactions contemplated under the Finance Documents required to comply with the requirements under the applicable law relating to anti-money laundering shall remain the responsibility of each other Finance Party, and it is expressly agreed that the Co-borrowers shall, and shall procure each of the Guarantors to, provide any information required by any Finance Party as soon as practicable for the purpose of complying with such Finance Party’s obligations under the applicable law relating to anti-money laundering;

(c)	it has not relied upon any representation or statement made by the Facility Agent or the Security Agent as being an inducement to enter into any of the Finance Documents.

16.12
Certifications by Facility Agent.  Where any provision of any Finance Document provides that the Facility Agent may certify or determine an amount or rate payable by the other Finance Parties or any of them, a certificate by the Facility Agent as to such amount or rate shall be conclusive and binding on each such other Finance Party in the absence of manifest error.

16.13
No Restriction of Business.  The Facility Agent or the Security Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise such rights and powers as if it was not acting as an agent and trustee in relation to any of the Finance Documents.  The Facility Agent or the Security Agent may engage in any banking or other business with the Co-borrowers or any Guarantor or any person connected with the Co-borrowers or any Guarantor and may treat as confidential, and shall not be obliged to disclose to any other Finance Party, any information which it receives in connection with such other business.

16.14
Resignation of Facility Agent or the Security Agent.  The Facility Agent or the Security Agent may resign at any time by giving not less than thirty (30) days’ prior written notice to the Lenders and the Co-borrowers.  The Majority Lenders, on behalf of the Finance Parties, shall have the right to appoint a successor Facility Agent or a successor Security Agent, but if they do not do so within the period of such notice the retiring Facility Agent or the retiring Security Agent may appoint a successor Facility Agent or a successor Security Agent.  The Facility Agent’s or the Security Agent’s resignation shall not take effect until a successor Facility Agent or a successor Security Agent has been appointed.  Upon such appointment the successor Facility Agent or a successor Security Agent shall succeed to and become vested with all the rights, powers, discretions and duties of the retiring Facility Agent or the retiring Security Agent and the retiring Facility Agent or the retiring Security Agent shall be discharged from any further duties and obligations hereunder.  The parties to this Agreement agree to execute whatever documents may be necessary to effect such a change of Facility Agent or the Security Agent.  After any retiring Facility Agent’s or retiring Security Agent’s resignation the provisions of this Clause 16 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Facility Agent or the Security Agent.

16.15	Security Trustee. The following provisions shall apply to the Security Agent in its capacity as trustee in relation to any of the Security Documents:

(a)	the Security Agent:

(i)
may accept without enquiry or objection such title as the Co-borrowers or the relevant Guarantor may have to any assets which are subject to any of the Security Documents and shall not be liable for any lack of or defect in such title, whether apparent or not and whether capable of remedy or not;

(ii)
shall not be liable for any omission or delay in giving notice to any third party, or effecting any filing or registration, or obtaining any authorisation, or otherwise perfecting the security constituted by any of the Security Documents;

(iii)
shall not be obliged to hold any share certificates, title or other documents relating to the assets charged under any of the Security Documents in its own possession or to take any steps to protect or preserve such documents, and may permit the Co-borrowers or the relevant Guarantor (or its lawyers or representatives) to retain such documents in its possession if it is reasonable in the circumstances;

(iv)
may procure that any investment or all or any part of the property and assets charged or assigned under the Security Documents, or the proceeds thereof, is held and/or registered in the name of its nominee;

(b)
each of the other Finance Parties authorises the  Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the Security Documents as trustee, as agent or as otherwise provided, and confirms that the  Security Agent shall have an independent right to release from any Security Document any asset permitted to be disposed of under this Agreement or the relevant Security Document and authorises the  Security Agent to execute any document which is reasonably required to achieve the release of any property or asset subject to the relevant Security Document as permitted or required by the terms of this Agreement or the relevant Security Document;

(c)
the  Security Agent may appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act as a trustee or agent, either separately or jointly with the  Security Agent, in relation to any of the Security Documents if the  Security Agent considers that such an appointment is necessary or desirable for the purpose of conforming with any legal requirement in any relevant jurisdiction or otherwise for the purpose of holding, administering, protecting or enforcing any of the Security Documents, and any such trustee or agent shall have such powers and discretions (not exceeding those conferred on the Security Agent) and such obligations as shall be conferred or imposed on it by the  Security Agent;

(d)	in relation to any Security Document governed by a law other than PRC law, each Finance Party:

(i)
shall execute and deliver any Security Document which, under applicable law, cannot be entered into by the  Security Agent on its behalf, for example, because the security constituted by the Security Document must be entered into by it as creditor having a pro rata claim of the claims secured thereby;

(ii)	grants the Security Agent power of representation in relation to the execution, enforcement and administration of the Security Documents; and

(iii)
shall enter into such notarial deeds or other deeds or documents as are required under any applicable law relating to the security constituted by the Security Documents to enable the  Security Agent or another attorney-in-fact to execute any Security Document on such Finance Party’s behalf and administer and enforce such security.

16.16	No Partnership. Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between any of the parties to this Agreement.

16.17
Change of Name and Reorganisation of Lenders. In the event that any Lender changes its name or enter into any reorganisation, merger, amalgamation and consolidation with any other entity, such Lender shall at the request of the Majority Lender and at its own cost provide a legal opinion in form and substance satisfactory to the Majority Lender confirming that the surviving entity shall assume the obligations of such Lender under the Finance Documents by not later than 15 days (or such longer period as the Majority Lender may agree in writing) after the change in name, reorganisation, merger, amalgamation and consolidation takes effect.  Should such Lender fail to do so, the Majority Lender shall be entitled (but not obliged) to require such Lender to transfer its rights and obligations under the Finance Documents in accordance with Clause 20.4.

16.18
Replacement of Lenders: When there is a deadlock arises between the Lenders if  the Lender other than the Majority Lender (“Affected Lender”) cannot agree on the fundamental matter about operation of the Facility hereunder, including but not limited to (i) amendments on the terms of the Finance Documents; (ii) release the liabilities or obligations of any of the Co-borrowers hereunder; (iii) assignment of its Participation by any other Lenders in accordance with this Agreement; (iv) declaration of the default by any of the Co-borrowers; (v) suspension, termination, cancellation, acceleration and prepayment of all or part of the Facility hereunder; and (vi) grace period for the approval, registration and filing procedures in relation to the Finance Documents to be granted to any of the Co-borrowers,  then the Majority Lender may compel the Affected Lender to transfer to a replacement bank or financial institution nominated by the Majority Lender all or any part of the Affected Lender's rights and obligations under the relevant Facility in accordance with Clause 20.3.

17.	AMENDMENT

Any amendment or waiver of any provision of this Agreement and any waiver of any default under this Agreement shall only be effective if made in writing and signed by or on behalf of the party against whom the amendment or waiver is asserted.  For these purposes, any amendment or waiver which is made in writing by the Facility Agent at the direction of the Majority Lenders shall be binding on all Finance Parties, except that the written approval of all Lenders is required where that amendment or waiver relates to:

(a)
an increase of the Facility or of any Lender’s Commitment or the length of the Availability Period or the amount or currency of or the due date for any payment of principal or interest on the Loan or commitment fee or other fees;

(b)	a reduction in the rate or rates of interest or any commitment or other fees or other amounts payable to the Lenders hereunder;

(c)	any amendment of the definition of “Majority Lenders” or of the provisions of this Clause;

(d)
the provision of any guarantee of or security for the Co-borrower’s obligations under this Agreement or the release or amendment of any Security Document or the release of any security created thereby; or

(e)	any provision of this Agreement which expressly requires the consent of all Lenders.

Any amendment affecting the rights of the Facility Agent shall also require the consent of the Facility Agent.

18.	WAIVER AND SEVERABILITY

Time is of the essence for this Agreement but no failure or delay by any Finance Party in exercising any right, power or remedy hereunder shall impair such right, power or remedy or operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and do not exclude any other rights, powers and remedies provided by law. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity and enforceability of such provision under the law of any other jurisdiction, and of the remaining provisions of this Agreement, shall not be affected or impaired thereby.

19.	MISCELLANEOUS

19.1	Effectiveness. This Agreement shall become effective upon the execution by all the Parties.

19.2
Verification. The Co-borrowers undertake to procure that all verifications and approvals required of the competent authorities (if needed) are carried out and obtained to enable all payments to be made under the Finance Documents in accordance with their respective terms.

19.3	Chinese and English Versions. In the event that this Agreement is required to be executed in both English and Chinese, the Chinese version shall prevail for all purposes.

19.4	Entire Agreement. The Finance Documents constitute the entire obligation of all parties and supersede any previous expressions of intent or understandings in respect of this transaction.

19.5	Originals. This Agreement may be executed in eighteen (18) originals.

20.	ASSIGNMENT, NOVATION, DISCLOSURE AND LENDING OFFICE

20.1	The Co-borrowers and the Guarantors. The Co-borrowers or the Guarantors shall not assign or transfer all or any part of its rights or obligations under this Agreement.

20.2	Assignment and Novation. A Lender may:

(a)	assign all or any part of its rights under the Finance Documents in accordance with Clause 20.3; or

(b)	transfer by novation all or a portion of its rights, benefits and obligations under the Finance Documents in accordance with Clause 20.4,

(any such assignment or transfer by novation being referred to in this Clause 20 as a “transfer”).  The Co-borrowers shall execute and do all such documents, acts and things as the Facility Agent may reasonably require for perfecting and completing any such transfer.

20.3
Assignment by Lenders. Any Lender may assign or transfer all or any part of its rights or obligations to any other person under the Finance Documents without the consent of any other person, Provided that:

(a)	any transfer of rights together with a novation of obligations to the same person may only be made in accordance with the novation procedure set out in Clause 20.4; and

(b)
no such assignment shall take effect until the proposed Assignee has (i) agreed with the Facility Agent and the other Lenders that it shall be under the same obligations towards each of them as it would have been under if it had been a party hereto as a Lender, (ii) paid the Facility Agent for its own account a fee to cover all costs, charges and expenses (including legal fees on a full indemnity basis) reasonably incurred in connection therewith and (iii) paid all sums which have been demanded under Clause 20.8.

20.4
Novation by Lenders.  Any Lender may at any time transfer by novation all or part of its rights, benefits and/or obligations under or arising out of the Finance Documents to an Eligible Transferee.  Such transfer shall be effected by:

(a)
the Eligible Transferee delivering a completed original Novation Certificate in the form substantially identical to Schedule 2 hereunder duly executed by such Lender and the intended Transferee to the Facility Agent (for this purpose only, for itself and as agent for and on behalf of the Co-borrowers and the other Lenders) together with a fee for the account of the Facility Agent of all costs, charges and expenses (including legal fees on a full indemnity basis) reasonably incurred in connection therewith provided that if the Eligible Transferee requests for substantial changes to the terms in the Novation Certificate, the Facility Agent shall notify all the Lenders within three (3) Business Days  upon receiving the same from the Eligible Transferee.  If there is no written objection on the amended Novation Certificate from any of the Lenders received by the Facility Agent within seven (7) Business Days after the delivery of the amendment notice, it will be deemed as that the amended Novation Certificate has been approved by all the Lenders and the Facility Agent is authorized to execute on the amended Novation Certificate to acknowledge receipt thereof.  In case the Facility Agent receives a written objection on the amended Novation Certificate from any of the Lenders, the Facility Agent shall promptly notify the other Lenders.  If no agreement could be reached within ten (10) Business Days after the notification for objection, the Majority Lender shall has the right to decide whether to accept the amendment on the Novation Certificate; and

(b)	the Facility Agent executing such Novation Certificate to acknowledge receipt thereof.

Upon delivery and execution of a Novation Certificate in accordance with the above conditions, all parties to this Agreement agree that, on the later of the date specified as the Transfer Date in such Novation Certificate and the fifth (5th) Business Day following the date of receipt thereof by the Facility Agent (unless the Facility Agent agrees a shorter period):

(i)
to the extent only that in such Novation Certificate the Lender which is party thereto seeks to transfer its rights and/or its obligations under the Finance Documents, the Co-borrowers and such Lender shall each be released from further obligations to the other hereunder and their respective rights against the other shall be cancelled (such rights and obligations being referred to in this Clause 20.4 as “discharged rights and obligations”);

(ii)
the Co-borrowers and the Transferee which is party to such Novation Certificate shall each assume obligations towards the other and/or acquire rights against the other which differ from such discharged rights and obligations only insofar as the Co-borrowers and such Transferee have assumed and/or acquired the same in place of the Co-borrowers and such Lender; and

(iii)
the Facility Agent, such Transferee and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party hereto as a Lender with the rights and obligations acquired or assumed by it as a result of such transfer.

20.5
Authority.  Each of the Co-borrowers and the other Lenders hereby irrevocably authorises the Facility Agent without further reference to it to acknowledge receipt of each Novation Certificate delivered to it in accordance with Clause 20.4 by its execution thereof.  Upon receipt of any Novation Certificate, the Facility Agent shall send a copy thereof to the Co-borrowers but the Co-borrowers agree that failure to do so shall not invalidate any transfer. The Facility Agent shall incur no liability to the Borrower or any Lender by virtue of its acting in accordance with the provisions of this Clause.

20.6
Reliance.  The Facility Agent and the Co-borrowers may rely on and act in accordance with any Novation Certificate which has been delivered to and accepted by the Facility Agent in accordance with Clause 20.4 and which appears to be complete and regular on its face.  Neither of them shall incur any liability to any party by so doing and the Facility Agent shall not be obliged to check or enquire whether a purported Transferee is an Eligible Transferee Provided that if it has actual notice that any proposed Transferee is not an Eligible Transferee, the Facility Agent is hereby authorised (but not obliged) to refuse to accept the relevant Novation Certificate.

20.7
Disclosure.  A Finance Party  may disclose the information of the Co-borrowers and the Guarantors to the following persons as such Finance Party considers appropriate (a) any Assignee, Transferee or participant or potential Assignee, Transferee or participant, (b) the Holding Company of such Finance Party ,(c) any Subsidiary or affiliates of such Finance Party or of its Holding Company; (d) any service provider or professional counsel which undertakes with confidentiality obligations with such Finance Party or its Holding Company, Subsidiary or affiliates; (e) any credit rating institutions, insurance companies, insurance brokers or any third parties which provide credit protection for such Finance Party or its Holding Company, Subsidiary or affiliates directly or indirectly or (f) any other competent courts or hearing body which has a jurisdiction on the Finance Party or any other competent governmental departments or quasi-governmental body which regulate, supervise or administrate the Finance Party or its Holding Company, Subsidiary or affiliates.  Any Finance Party and any person to whom disclosure has been made pursuant to this Clause may also make such disclosures as may be required by any applicable law of PRC or elsewhere.

20.8
Reimbursement of Facility Agent.  Any Lender seeking to effect any transfer under this Clause 20 shall reimburse the Facility Agent on demand for all costs, charges and expenses (including legal fees on a full indemnity basis) reasonably incurred in connection therewith.

20.9
Payments.  The Facility Agent shall distribute payments received by it in relation to all or any part of a share of Commitment or Participation to the Lender indicated in the records of the Facility Agent as being so entitled on that date Provided that the Facility Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to any part of this Clause to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

20.10
Participations.  A Lender may at any time grant one or more participations in its rights and/or obligations under the Finance Documents but no other party thereto shall be concerned in any way with any participation so granted.  For avoidance of doubt, this Agreement is drafted for the purpose of syndicate loan hereunder and at the time of the execution of this Agreement, there may be only one Lender participate in the Facility.  The other Lenders may participate in the Facility by the existing Lender’s assignment and/or novation in accordance with Clauses 20.3 and 20.4.  Upon the completion of the assignment and/or novation hereunder, the other Lender shall become a Party to this Agreement and the terms hereof shall be binding on it.

20.11
Lending Offices.  Each Lender shall act initially through its Lending Office specified in Schedule 1 and may act subsequently through any of its other offices as selected by it from time to time.  A Lender shall promptly notify the Facility Agent of any change of its Lending Office.

21.	NOTICES

21.1
Delivery.  Each notice, demand or other communication to be given or made under this Agreement shall be in writing and delivered or sent to the party at its address or fax number set out below (or such other address or fax number as the addressee has by five (5) Business Days’ prior written notice specified to the other party):

To Borrower A	:

Address	:	Canglongdao Science Park of Wuhan East Lake, Hi-Tech Development Zone, Wuhan, Hubei, China （中国湖北省武汉市高新技术开发区武汉东湖藏龙岛科技园）
Fax Number	:	027-59700038
Attention	:	Mr. Xu Jie

To Borrower B	:

Address	:	Canglongdao Science Park of Wuhan East Lake, Hi-Tech Development Zone, Wuhan, Hubei, China （中国湖北省武汉市高新技术开发区武汉东湖藏龙岛科技园）
Fax Number	:	027-59700038
Attention	:	Mr. Xu Jie

To Borrower C	:

Address	:	No. 272 Checheng East Rd, Wuhan Economics and Technology Development Zone, Wuhan, Hubei, China.( 武汉经济技术开发区车城东路272号)
Fax Number	:	027-59700038
Attention	:	Mr. Xu Jie

To the Facility Agent	:

Address	:	10th Floor, International Finance Place, 8 Huaxia Road, Zhujiang New Town, Guangzhou 510623, China (中国广州珠江新城华夏路8号10层)
Fax Number	:	020-38158200
Attention	:	Mr. Luo Weijie

To the Security Agent	:

Address	:	10th Floor, International Finance Place, 8 Huaxia Road, Zhujiang New Town, Guangzhou 510623, China (中国广州珠江新城华夏路8号10层)
Fax Number	:	020-38158200
Attention	:	Mr. Luo Weijie

To the Guarantor A	:

Address	:	Canglongdao Science Park of Wuhan East Lake, Hi-Tech Development Zone, Wuhan, Hubei, China （中国湖北省武汉市高新技术开发区武汉东湖藏龙岛科技园）
Fax Number	:	027-59700038
Attention	:	Mr. Xu Jie

To the Guarantor B	:

Address	:	Canglongdao Science Park of Wuhan East Lake, Hi-Tech Development Zone, Wuhan, Hubei, China （中国湖北省武汉市高新技术开发区武汉东湖藏龙岛科技园）
Fax Number	:	027-59700038
Attention	:	Mr. Xu Jie

To the Guarantor C	:

Address	:	Canglongdao Science Park of Wuhan East Lake, Hi-Tech Development Zone, Wuhan, Hubei, China （中国湖北省武汉市高新技术开发区武汉东湖藏龙岛科技园）
Fax Number	:	027-59700099
Attention	:	Mr. Xu Jie

And to the Lenders at their respective Lending Office.

21.2
Deemed Delivery.  Any notice, demand or other communication so addressed to the party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address and (b) if given or made by fax, when despatched with electronic confirmation of complete and error-free transmission, PROVIDED that, if such day is not a working day in the place to which it is sent, such notice, demand or other communication shall be deemed delivered on the next following working day at such place.

21.3	Facility Agent. All communications between the Lenders, the Security Agent and the Borrower in relation to this Agreement shall be made through the Facility Agent.

21.4
Language.  Each notice, demand or other communication hereunder and any other documents required to be delivered hereunder shall be either in Chinese or accompanied by a certified translation thereof into the Chinese language.

22.	GOVERNING LAW AND DISPUTES RESOLUTION

(a)	Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of PRC.

(b)
Disputes Resolution.  All Parties irrevocably agree that any dispute arising out of or relating to this Agreement which cannot be resolved through negotiations may be submitted to the people’s courts where the Facility Agent located for hearing and judgement. For this purpose, all Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of such courts.

(c)
Waiver of Immunity.  The Co-borrowers and Guarantors irrevocably and unconditionally waives any immunity to which it or its property may at any time be or become entitled, whether characterised as sovereign immunity or otherwise, from any set-off or legal action in PRC or elsewhere.

IN WITNESS whereof this Agreement has been executed by the parties hereto on the date stated at the beginning of this Agreement.

SCHEDULE 1:  The Lender(s)

Name and Lending Office	Commitment

Standard Chartered Bank (China) Limited Guangzhou Branch	Tranche A RMB 211,600,000

Tranche B RMB 91,500,000

10th Floor, International Finance Place

8 Huaxia Road, Zhujiang New Town

Guangzhou 510623, China

Fax Number: 020-38158200

Attention: Mr. Luo Weijie

SCHEDULE 2:

Form of Novation Certificate

To:	Standard Chartered Bank (China) Limited, Guangzhou Branch

as agent for itself and on behalf of the Finance Parties and the Co-borrowers each as defined below and as agent and trustee under the Security Documents

NOVATION CERTIFICATE

Relating to the agreement (the “Loan Agreement”) dated ______ 2009 whereby a loan facility was made available to Wuhan Blower Co., Ltd., Wuhan Generating Equipment Co., Ltd. and Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd. (the “Co-borrowers”) by the Lenders (as therein defined) on whose behalf Standard Chartered Bank (China) Limited, Guangzhou Branch (the “Facility Agent”) acted as agent in connection therewith.  Terms defined in the Loan Agreement shall have the same meanings when used herein.

1.
[                            ] (the “Transferor”) confirms the accuracy of the summary of its Participation in the Facility set out in the Schedule below and requests [                     ] (the “Transferee”) to accept and procure the transfer to the Transferee of [the whole] / [[   ] per cent] of its Commitment and/or its Participation in the Loan and the corresponding benefit of the Security Documents by countersigning and delivering this Novation Certificate to the Facility Agent at its address for the service of notices specified in the Loan Agreement.

2.
The Transferee hereby requests the Facility Agent to accept this Novation Certificate as being delivered to the Facility Agent pursuant to Clause 20.4 of the Loan Agreement so as to take effect in accordance with the terms thereof on [             ] 20• (the “Transfer Date”) or on such later date as may be determined in accordance with the terms of Clause 20.4 and confirms and agrees as contemplated by such Clause.

3.	The Transferee hereby:

(a)
undertakes with the Transferor and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of any Finance Document are expressed to be assumed by it after receipt of this Novation Certificate by the Facility Agent and satisfaction of the conditions (if any) subject to which this Novation Certificate is expressed to take effect;

(b)	appoints the Facility Agent to act as its agent as provided in the Loan Agreement and as its agent and trustee as provided in the Security Documents;

(c)	authorises the Facility Agent, in its capacity as trustee to settle the rights, benefits and interests as described in each Security Document on trust on its behalf;

(d)	expressly agrees to all the terms of the Loan Agreement and the Security Documents.

4.
The Transferee warrants that it has received copies of the Loan Agreement and each of the Security Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Transferor or any other Finance Party to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such document or information and further agrees that it has not relied and will not rely on the Transferor or any other Finance Party to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Co-borrowers or any other party to any Finance Document.

5.
Neither the Transferor nor the Facility Agent (either on its own behalf or on behalf of any other Finance Party or other person) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any document relating thereto or assumes any responsibility for the financial condition of the Co-borrowers, any Guarantor or any other party or for the performance and observance by the Co-borrowers or any other party of any of its obligations under the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

6.	By its execution of this Novation Certificate, the Transferee hereby represents to the Transferor and each of the other parties to the Finance Documents that:

(a)	it is an Eligible Transferee; and

(b)
it is duly incorporated, validly existing, has full power, authority and legal right to enter into the transactions contemplated by, and perform the obligations assumed pursuant to, this Novation Certificate and the relevant Finance Documents and has taken all necessary action to authorise execution of this Novation Certificate.

7.	The Transferor hereby gives notice that nothing herein or in any Finance Document (or any document relating thereto) shall oblige the Transferor to:

(a)	accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under any Finance Document hereby transferred; or

(b)
support any losses directly or indirectly sustained or incurred by the Transferee (i) by reason of the non-performance by the Co-borrowers or any other party to any Finance Document or any document relating thereto of its obligations under any such document or (ii) otherwise.

The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b) above.

This Novation Certificate and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the PRC.

The Schedule

Transferor’s Participation in the Facility

Commitment	Participation in the Loan

Amount to be Transferred

Commitment	Participation
% Amount: RMB	% Amount: RMB

[Transferor]	[Transferee]

By:	By:
Date	Date:
Address:	Address:
Tel:	Tel:
Fax:	Fax:
Bank account(s)	Bank account(s)
for payments:	for payments:

Receipt acknowledged.

Facility Agent

By:

Date:

•	This Novation Certificate is not a security and is of no value to any person other than the Transferor, the Transferee and the Co-borrowers.

SCHEDULE 3: REPAYMENT SCHEDULE

To:         Wuhan Blower Co., Ltd.

Wuhan Generating Equipment Co., Ltd.

Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd.

Relating to the agreement (the “Loan Agreement”) dated ________ 2009 whereby a loan facility was made available to you as the Co-borrowers (as therein defined) by the Lenders (as therein defined) on whose behalf we acted as Facility Agent (as therein defined) in connection therewith.  Terms defined in the Loan Agreement shall have the same meanings when used herein.

We hereby inform you that as of [    ], 20[  ], the total Loan outstanding under Tranche [   ] of the Facility granted according to the Loan Agreement is RMB [    ].  You shall jointly and severally be responsible for the repayment of the above outstanding Loan under Tranche [   ] in accordance with the following repayment schedule:

Instalment	Date of Repayment	Amount (RMB)

1
2
3
4
5
6
7
8

Facility Agent

By:

Date:

Receipt acknowledged.

Wuhan Blower Co., Ltd.

By:
Date:

Wuhan Generating Equipment Co., Ltd.

By:
Date:

Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd.

By:
Date:

SCHEDULE 4: SHAREHOLDING STRUCTURE

The shareholding of Borrower A is as follows:

Name of Shareholder	Proportion of Shareholding	Registered Capital (RMB)	Paid-in Capital Contribution (RMB)
Universe Faith Group Limited	100%	300,000,000	225,913,410

The shareholding of Borrower B is as follows:

Name of Shareholder	Proportion of Shareholding	Registered Capital (RMB)	Paid-in Capital Contribution (RMB)
Wuhan Blower Co., Ltd.	100%	50 million	50 million

The shareholding of Borrower C is as follows:

Name of Shareholder	Proportion of Shareholding	Registered Capital (RMB)	Paid-in Capital Contribution (RMB)
Wuhan Blower Co., Ltd.	100%	180 million	180 million

SCHEDULE 5: FINANCIAL DEFINITIONS

“Borrowing Principal” means, at any time, the aggregate outstanding principal, capital and/or nominal amount and any fixed and/or minimum premium payable on prepayment or redemption of any indebtedness for or in respect of any financial indebtedness and without double counting of any guarantee of financial indebtedness and the financial indebtedness to which the guarantee relates.

“Capital Expenditure” means, for any Relevant Period, any expenditure or obligation of the group (or any member of the group) in respect of capital expenditure as shown on a cash flow statement prepared in accordance with the GAAP (applicable to the Co-borrowers).

“Consolidated EBITDA” mean, in relation to any Relevant Period, the consolidated operating profits of the group for such period from ordinary activities before taxation determined in accordance with GAAP:

(i)	before deducting any Consolidated Interest Expenses for such period;

(ii)	before taking into account any amount owed or paid by any member of the group to any other member of the group;

(iii)	before taking into account any items treated as exceptional or extraordinary or non-recurring items;

(iv)
after deducting the amount of any profit of any member of the group which is attributable to minority interests (that is, the interests of any person who is not a member of the group in any Subsidiary of the Borrower);

(v)
after deducting the amount of any profit of any investment or entity (which is not itself a member of the group) in which any member of the group has an interest to the extent that the amount of such profit included in the financial statements of the group exceeds the amount (net of all applicable withholdings and deductions) received in cash by members of the group through distributions by such investment or entity;

(vi)	before taking into account any realised and unrealised exchange gains and/or losses including without limitation those arising on translation of currency debt; and

(vii)	before deducting any amount attributable to amortisation of intangible assets or the depreciation of tangible assets,

“Consolidated Interest Expenses” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment penalties or premiums and other finance payments in respect of financial indebtedness whether paid, payable or capitalised by any member of the group in respect of that period:

(i)	excluding any such obligations owed to any other member of the group;

(ii)	including the interest element of leasing and hire purchase payments;

(iii)	including any accrued interest, commission, fees, discounts and other finance payments payable by any member of the group under any interest rate hedging arrangement;

(iv)	deducting any accrued interest, commission, fees, discounts and other finance payments payable to any member of the group under any interest rate hedging instrument; and

(v)	excluding any accounting and/or marked-to market adjustments,

(vi)	in each case without double counting and so that no amount shall be included or excluded more than once.

“Cost of Sales” means, for any Relevant Period, the aggregate of the costs whatsoever arising in connection with the sale of any items in the ordinary course of business of any or all members of the group in accordance with the GAAP (applicable to the Co-borrowers).

“EBITDA” means in relation to any Relevant Period, the total consolidated operating profit of any of the Co-borrowers, as the case may be, for that relevant period

(i)	before taking into account:

(A)	goodwill amortisation;

(B)
interest expense (including interest on working capital facilities, lease and hire purchase payments, commitment fees, commissions, arrangement fees and guarantee fees, amounts in nature of interest payable in respect of any shares other than equity share capital and any currency hedging arrangements);

(C)	extraordinary and exceptional items; and

(D)	tax payments; and

(ii)	after adding back all amounts provided for depreciation and amortisation for that Relevant Period;

“Equity” means the total shareholder equity recorded in the consolidated financial statement of Borrower A.

“GAAP” means generally accepted accounting principles in the PRC;

“Gross Margin” means the ratio of Total Revenues less Cost of Sales divided by Total Revenues

“Relevant Periods” means (a) each period consisting of two consecutive six (6) month periods ending on the last day of each financial year and (b) each period consisting of two consecutive six (6) month periods ending on the last day of the first half of each financial year (commencing in June 2009) (each a "Relevant Period").

“Total Debt” means at any time, the aggregate amount of all obligations (whether actual or contingent) of any or all members of the group for or in respect of Borrowing Principal but:

(i)	excluding any such obligations to any other member of the group; and

(ii)	including, in the case of finance leases, only the capitalised value thereof,

(iii)	and so that no amount shall be included or excluded more than once.

“Total Equity” means, at any time, the aggregate of (i) the consolidated Total Debt and (ii) the aggregate of the amounts paid up (or credited as paid up) on the registered capital of all the Co-borrowers and (iii) the aggregate amount of the reserves of the group as shown on the most recent consolidated financial statements for all the Co-borrowers delivered in accordance with this Agreement:

(i)	including (to the extent not otherwise included) any balance standing to the credit of the consolidated profit and loss account of all the Co-borrowers;

(ii)	deducting (to the extent not otherwise deducted) any debit balance on the consolidated profit and loss account of all the Co-borrowers;

(iii)	deducting any amount in respect of any interest of any person (that is not a member of the group) in any Subsidiary of the any of the Co-borrowers;

(iv)
deducting (to the extent otherwise included) any amount shown in respect of goodwill (including goodwill arising only on consolidation) or other intangible assets (excluding land user rights whose entire land premium has been paid off and any paid-up portion of any mining rights) of the group or any member thereof;

(v)	deducting (to the extent otherwise included) any amount set aside for taxation, deferred taxation or bad debts; and

(vi)
deducting any amount in respect of any dividend or distribution declared, recommended or made by any member of the group to the extent that such dividend or distribution is payable to a person that is not a member of the group and is not provided for in and deducted from the most recent consolidated  financial statements of the group,

“Total Revenues” means, for any Relevant Period, the aggregate amount of all revenues of any nature whatsoever received by any member of the group (determined on a consolidated basis for the group and excluding any intra-group items) in accordance with the GAAP (applicable to the Co-borrowers).

“Consolidated Accounts Receivables Days” means, for any Relevant Period, the aggregate amount of outstanding accounts receivables shown in the consolidated balance sheet divided by Total Revenues multiplied by 360 days.

“Accounts Receivables Age Over 2 Years” means, for any Relevant Period, the aggregate amount of outstanding accounts receivables that is aged over 2 years.

SCHEDULE 5    SUPPLEMENTARY TERMS FOR FIXED ASSETS LOANS

To: Standard Chartered (China) Limited and other Lenders (“your Bank” or “Bank”)

Dear Sirs/Madam,

In respect of the Loan Agreement (defined as below), we acknowledge that if any Advance under the Loan Agreement is for Fixed Assets Investment, we shall comply with the provisions of the Interim Measures for Administration of Fixed Assets Loan (“固定资产贷款管理暂行办法”) and other relevant laws and regulations.  Therefore, we hereby agree to the following supplementary terms (“these terms”):

1.	Definitions, all terms and definitions in the Loan Agreement when being used hereunder shall bear the same meaning

a)	Fixed Assets Investment means investment on infrastructure projects, technical renovation or innovation, real property development and all the other fixed assets.
b)	Fixed Assets Loans means loans or facilities in RMB or other currencies extended by the Bank to any of the Co-borrowers with the loan purpose for Fixed Assets Investment.
c)
Loan Agreement means any Loan Agreement signed between the Bank and the Co-borrowers in relation to Fixed Assets Loans, including any update review amendment extension from time to time entered into by the Bank and the Co-borrowers in connection therewith.

d)
Loan Disbursement Account means a settlement account opened or to be open by any of the Co-borrowers with the Bank specifically to receive the proceeds of Fixed Assets Loans and from which to proceed outward payment.

e)
Consigned Disbursement means the Bank shall disburse the loan proceeds into any settlement account of any of the Co-borrowers and pay the same from such account instantly upon the instruction of any of the Co-borrowers to its respective counterparty in relation to Fixed Assets Investment and such Co-borrower shall submit at the same time or supplement to the Bank later on invoices and/or commercial contract and/or the other underlying transactional documents in connection with such payments.

f)
Self-controlled Disbursement means the Bank shall disburse the loan proceeds into the Loan Disbursement Account for any of the Co-borrowers determine at its own discretion when and how to pay to its respective counterparty in relation to Fixed Assets Investment.

2.	Scope of Application

These terms shall be applied to all Fixed Assets Loans except those secured by full amount cash pledge.

3.	Supplementary terms to the Conditions Precedent Documents certified true copies of the following documents in relation to Fixed Assets Investment shall be added to the Conditions Precedent Documents :

a)	Evidence of the satisfaction of state requirements if any for qualifications of investors and business certificate
b)	if applicable, approval documents from governmental authority in terms of project investment amount, project equity ratio, land and environmental protection, and etc.,
c)
if applicable, evidence of the project capital in proportion to the utilized loan being in place and the minimum project equity ration as required by regulators for the relevant projects having been fulfilled.

4.	Loan disbursement and Payment Each of the Co-borrowers agree to accept the Bank’s management with respect to the loan disbursement and payment in accordance with the following terms:

a)	all loan proceeds subject to Self-controlled Disbursement shall be credited into Loan Disbursement Account;
b)
each of the Co-borrowers shall procure Loan Disbursement Account be opened solely for loan disbursement and payment and any sums of money credited into Loan Disbursement Account in the form of loan proceeds or not shall be paid in accordance with terms and conditions hereof;

c)
loan proceeds shall not be paid to any other account of the Co-borrowers with the Bank or any other financial institutions whether or not Consigned Disbursement or Self-controlled Disbursement is to be applied;

d)	Consigned Disbursement shall be adopted for any payment using loan proceeds exceeding 5% of total investment amount or five(5) million RMB equivalent whichever is smaller;
e)
the Co-borrowers shall provide the Bank with summary report of details with respect to loan proceeds utilization and upon the enquiry of the Bank further present any invoices commercial contracts and other documents in relation to payment referred to in the report for the bank to verify against.

5.	Supplementary terms to Covenants The Co-borrowers further covenants as follows:

a)	accept the Bank to perform an on-site inspection on the Co-borrowers and the project and shall in no event refuse or set any obstacles for any reason or with any excuse;
b)	inform the Bank in time on the occurrence of any events that could materially and adversely affect the debt repayment capacity of the Co-borrowers;
c)	without prior written consent of the Bank, the Co-borrowers shall not proceed with any material investment which is to be approved by its shareholder meeting or Board President.

6.	Supplementary terms to Events of Default Besides the Events of Default stipulated in Loan Agreement, occurrence of any of the following shall constitute Events of Default as well:

a)	Misappropriation of the loan by the Co-borrowers;
b)	breach of these terms by the Co-borrowers in respect of the payment using loan proceeds;
c)	project progress lags behind the fund use progress;
d)	to avoid the mandatory requirement for Consigned Disbursement hereunder by frequent loan drawdown requests;
e)	fails to satisfy any financial requirements set by the Bank.

Once upon the occurrence of any events of default, in addition to the actions provided for in Loan Agreement, the Bank shall be entitled to changing the all existing management method for loan disbursement into Consigned Disbursement only.

7.	Supplementary terms to Security Conditions

a)
If as a matter of fact or in the opinion of the Bank, the value of the security provided by the Co-borrowers or other security provider for the facilities hereunder has depreciated, the Bank has the right to ask the Co-borrowers to provide additional security in form and substance satisfactory to the Bank.

b)
The term “security” referred to herein include both tangible security and guarantee by a third party.  The depreciation of security value includes, but is not limited to, decrease of the absolute value of the collateral due to drop in market price, adverse change in the Guarantors’ credit standing, and depreciation of the guaranteed credit limit or any form of cash cover security or evaluated value of the collateral when converted into the currency in which the loan hereunder is denominated as a result of fluctuation of foreign exchange rate.

8.
These supplementary terms shall become effective from the effective date of Loan Agreement and will act as effective and necessary supplementation instead replacement thereof  and it shall be read in conjunction with the other terms and conditions of Loan Agreement and constitute integral part thereof. Any matters not covered herein shall refer to Loan Agreement and in case of any inconsistency between these terms and the content of Loan Agreement, these terms shall prevail.  Where Fixed Assets Loans form part of a project finance, the terms and conditions of such project finance shall be applicable to Fixed Assets Loans.

Schedule for Loan Agreement Details

Loan  Agreement                  Term Loan Facility of RMB 303,100,000
Execution date                       ________________, 2009
Serial No.                                [_________________________]

Wuhan Blower Co., Ltd. (Company Chop)	Wuhan Generating Equipment Co., Ltd. (Company Chop)
signature of legal representative or the authorized person:	signature of legal representative or the authorized person:

Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd. (Company Chop)
signature of legal representative or the authorized person:

THE APPENDIX I:  FORM OF NOTICE OF DRAWING

From:

To:

____________________ 20••

Dear Sirs,

RMB 303,100,000 loan facility:

Loan Agreement dated Ä[                   ] 2009

We refer to the above Loan Agreement, and hereby give notice that we wish to draw an Advance under the Facility on ____________________ 20Ä in the amount of RMB__________________.

The proceeds of the Advance are to be used exclusively for: Ä[capital expansion] and Ä[           ].

The first Interest Period in relation to the Advance shall be Ä[           ] month(s) (subject as provided in Clause  5.2 of the Loan Agreement).

We confirm that:

(a)
the representations and warranties set out in Clause 11.1 of the Loan Agreement, repeated with reference to the facts and circumstances subsisting at the date of this notice, remain true and correct; and

(b)	no Event of Default or Potential Event of Default has occurred which remains unwaived or unremedied or would result from the making of the Advance.

Terms defined in the Loan Agreement have the same meanings when used in this notice.

For and on behalf of

Ä_____________________________________

THE APPENDIX II:  FORM OF COMPLIANCE CERTIFICATE

From:       Wuhan Blower Co., Ltd.
To:           [Standard Chartered Bank (China) Limited, Guangzhou Branch] as Facility Agent
Dated:

Dear Sirs

Loan Agreement dated [     ] between, among others, Wuhan Blower Co., Ltd., Wuhan Generating Equipment Co., Ltd., Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd. and Standard Chartered Bank (China) Limited, Guangzhou Branch as facility agent  (as amended from time to time, the "Agreement")

1.
We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in or construed for the purposes of the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate

2.	We confirm that:

[insert details of financial covenants and whether such financial covenants have been complied with]

Computations demonstrating such financial covenants are attached to this Compliance Certificate.

3.	[We confirm that no Default is continuing.]*

Signed:

__________________
[name and title]
For and on behalf of
Wuhan Blower Co., Ltd.

* If this statement cannot be made, the Compliance Certificate should identify each of the Defaults that are continuing and the steps, if any, being taken to remedy the same.

EXECUTION

THE BORROWER A

SIGNED for and on behalf of WUHAN BLOWER CO., LTD.

by

/s/                                                         (chop)

Name:

Title:

THE BORROWER B

SIGNED for and on behalf of WUHAN GENERATING EQUIPMENT CO., LTD.

by

/s/                                                         (chop)

Name:

Title:

THE BORROWER C

SIGNED for and on behalf of WUHAN XINGELIN MACHINERY EQUIPMENT MANUFACTURING CO., LTD.

by

/s/                                                         (chop)

Name:

Title:

THE LENDERS/THE FACILITY AGENT/THE SECURITY AGENT

SIGNED for and on behalf of STANDARD CHARTERED BANK (CHINA) LIMITED, GUANGZHOU BRANCH

by

/s/                                                         (chop)

Name:

Title:

THE GUARANTOR A

SIGNED for and on behalf of UNIVERSE FAITH GROUP LTD.

by

/s/ Xu Jie                                            (chop)

Name: Xu Jie

Title: Director

THE GUARANTOR B

SIGNED for and on behalf of WUHAN GENERAL GROUP (CHINA), INC.

by

/s/ Xu Jie                                             (chop)

Name: Xu Jie

Title: President and Chief Executive Officer

THE GUARANTOR C

MR. XU JIE

/s/ Xu Jie

Name: Xu Jie